Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219272

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED OCTOBER 27, 2017

THE REPUBLIC OF ARGENTINA

Offers to exchange its

6.250% Bonds Due 2019 (the “Late New 2019 Bonds”) for 6.250% Bonds Due 2019 (the “2019 Bonds”);

6.875% Bonds Due 2021 (the “Late New 2021 Bonds”) for 6.875% Bonds Due 2021 (the “2021 Bonds”);

7.500% Bonds Due 2026 (the “Late New 2026 Bonds”) for 7.500% Bonds Due 2026 (the “2026 Bonds”);

7.625% Bonds Due 2046 (the “Late New 2046 Bonds”) for 7.625% Bonds Due 2046 (the “2046 Bonds”);

6.625% Bonds Due 2028 (the “Late New 2028 Bonds”) for 6.625% Bonds Due 2028 (the “2028 Bonds”);

7.125% Bonds Due 2036 (the “Late New 2036 Bonds”) for 7.125% Bonds Due 2036 (the “2036 Bonds”);

5.625% Bonds Due 2022 (the “Late New 2022 Bonds”) for 5.625% Bonds Due 2022 (the “2022 Bonds”);

6.875% Bonds Due 2027 (the “Late New 2027 Bonds” and, together with the Late New 2019 Bonds, Late New 2021 Bonds, Late New 2026 Bonds, Late New 2046 Bonds, Late New 2028 Bonds, Late New 2036 Bonds and Late New 2022 Bonds, the “Late New Bonds”) for 6.875% Bonds Due 2027 (the “2027 Bonds” and, together with the 2019 Bonds, 2021 Bonds, 2026 Bonds, 2046 Bonds, 2028 Bonds, 2036 Bonds and 2022 Bonds, the “Late Bonds”); and

7.125% Bonds Due 2117 (the “New 2117 Bonds” and, together with the Late New Bonds, the “New Bonds”) for 7.125% Bonds Due 2117 (the “2117 Bonds” and, together with the Late Bonds, the “Bonds”)

Terms of the Offers

•	The offers commence on May 18, 2018 and expire at 5:00 p.m., New York City time, on June 18, 2018, unless we extend the expiration time and date.

•	The Republic is offering to exchange the Bonds (as defined herein) that it sold in transactions exempt from registration under the Securities Act of 1933 for registered New Bonds (as defined herein).

•	The offers are subject to certain conditions that the Republic may waive in its discretion.

•	The terms of the New Bonds are identical to the terms of the Bonds, except for the transfer restrictions and registration rights relating to the Bonds.
•	The Republic believes that the exchange of New Bonds for Bonds will not be a taxable exchange for Argentine or U.S. federal income tax purposes.

•	You may withdraw tenders of Bonds at any time prior to the expiration of the offers.

•	The Republic will not receive any proceeds from the offers.

•	The Republic will pay certain expenses incidental to the offers.

•	The Republic expects to list the Late New Bonds on the Luxembourg Stock Exchange.

You should read this prospectus supplement and the accompanying prospectus carefully. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

The Republic is not making an offer to exchange New Bonds for Bonds in any jurisdiction where the offers are not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 18, 2018.

Prospectus Supplement

Prospectus

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Each broker-dealer that receives New Bonds for its own account pursuant to the offers must acknowledge that it will deliver a prospectus in connection with any resale of those New Bonds. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Bonds received in exchange for Bonds where those Bonds were acquired by that broker-dealer as a result of market-making activities or other trading activities. The Republic has agreed that, for a period of 120 days after the expiration date of the offers, broker-dealers shall be authorized to deliver (or, to the extent permitted by law, make available) this prospectus supplement for use in connection with any resale of that sort. See “Plan of Distribution.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated October 27, 2017, relating to the Republic’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your decision to tender the Bonds. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. The Republic has not authorized anyone else to provide you with different information.

The Republic is furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with the offers. The Republic confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of their respective dates;

•	it has not omitted facts, the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

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DEFINED TERMS AND CERTAIN CONVENTIONS

Certain Defined Terms

All references in this prospectus supplement to the “Government” are to the non-financial sector of the federal government of Argentina, excluding the Central Bank, Banco de la Nación Argentina and Banco de Inversión y Comercio Exterior (Foreign Investment and Trade Bank).

Terms used but not defined in this prospectus supplement have the meanings ascribed to them in the accompanying prospectus.

The terms set forth below have the following meanings for purposes of this prospectus supplement:

•	April Bonds, refers to the 2019 Bonds together with the 2021 Bonds, the 2026 Bonds and the 2046 Bonds issued by the Republic in April 22, 2016.

•	Bonds, refers to the Late Bonds and 2117 Bonds.

•	Initial New April Bonds, refers to bonds issued in exchange for the April Bonds in the March Offers.

•	Initial New Bonds, refers to the Initial New April Bonds together with the Initial New January Bonds and the Initial New July Bonds.

•	Initial New January Bonds, refers to the bonds issued in exchange for the January Bonds in the March Offers.

•	Initial New July Bonds, refers to the bonds issued in exchange for the July Bonds in the March Offers.

•	January Bonds, refers to the 2022 Bonds together with the 2027 Bonds issued by the Republic in January 26, 2017.

•	July Bonds, refers to the 2028 Bonds together with the 2036 Bonds issued by the Republic in July 6, 2016.

•	Late Bonds, refers to the April Bonds, the July Bonds and the January Bonds not tendered and/or accepted in the March Offers.

•	Late New April Bonds, refers to the Late New 2019 Bonds together with the Late New 2020 Bonds, the Late New 2026 Bonds and the Late New 2046 Bonds to be issued in exchange for the relevant April Bonds pursuant to this offer.

•	Late New Bonds, refers to the Late New April Bonds together with the Late New January Bonds and the Late New July Bonds.

•	Late New January Bonds, refers to the Late New 2028 Bonds together with the Late New 2036 Bonds to be issued in exchange for the relevant January Bonds pursuant to this offer.

•	Late New July Bonds, refers to the Late New 2022 Bonds together with the Late New 2027 Bonds to be issued in exchange for the relevant July Bonds pursuant to this offer.

•	March Offers, refers to the offers to tender the April Bonds, the July Bonds and the January Bonds in exchange for the Initial New April Bonds, the Initial New July Bonds and the Initial New January Bonds, respectively, which expired on April 12, 2017 and settled on April 18, 2017.

•	New Bonds, refers to the Late New Bonds and the New 2117 Bonds.

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Preservation of Defenses

Nothing in this prospectus supplement, or in any communication from the Republic, constitutes an acknowledgment or admission of the existence of any claim or any liability of the Republic to pay that claim or an acknowledgment that any ability to bring proceedings in any jurisdiction in respect of such claim or any limitation period relating thereto has been revived or reinstated, or an express or implied promise to pay any such claim (or part thereof). Whether or not a claim exists, the Republic may in its sole discretion and only if written notice to that effect is received from a duly authorized officer of the Republic, attribute a value to such claim for purposes of the Republic’s Settlement Proposal (as defined in the 2016 Annual Report (as defined below)) or for any other purpose. All defenses available to the Republic relating to any applicable statute of limitations or otherwise are expressly preserved for all purposes. This prospectus supplement or the accompanying prospectus may not be relied upon as evidence of the Republic’s agreement that a claim exists, or of the Republic’s willingness, ability or obligation to pay any claim. Any attribution of any value to any claim for purposes of the Republic’s Settlement Proposal or for any other purpose will not be considered an acknowledgment of the existence or validity of that claim and any consideration given by or on behalf of the Republic to the proponent of that claim will be consideration only for the agreement by the proponent of that claim to cease all actions or proceedings in respect of that claim and to irrevocably assign and transfer to the Republic all rights, if any, with respect to such claim and to undertake to complete any and all formalities or requirements necessary to ensure that if such claim existed neither the proponent nor any successor or assignee of the proponent (other than the Republic) is able to evidence or allege such claim to remain in existence or to be a liability of the Republic.

Delivery of Documents

We are delivering copies of this prospectus supplement and the accompanying prospectus in electronic form through the facilities of The Depository Trust Company (“DTC”). By tendering Bonds a holder will represent, warrant and agree that it has received this prospectus supplement and the accompanying prospectus. The Republic will make paper copies of this prospectus supplement and the accompanying prospectus available to holders of Bonds through the agent appointed by the Republic for the purposes of these offers. For the Late Bonds, you may also obtain paper copies of this prospectus supplement and the accompanying prospectus by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus supplement.

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ENFORCEMENT OF CIVIL LIABILITIES

The Republic is a sovereign state. Consequently, it may be difficult for investors or a trustee to obtain, or realize in the United States or elsewhere upon, judgments against the Republic. In addition, as described below, pursuant to Argentine law, many assets of the Republic are entitled to immunity from attachment or foreclosure, including all funds dedicated to the payment of expenditures approved as part of the national budget.

To the fullest extent permitted by applicable law, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, City of New York, and the courts of the Republic and, in each case, any appellate court thereof (each, a “Specified Court”) in any suit, action or proceeding arising out of or relating to the New Bonds or the Republic’s failure or alleged failure to perform any obligations under the New Bonds against it or its properties, assets or revenues (a “Related Proceeding”), subject to its Reserved Right (as defined below). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum (except for any Related Proceedings relating to the securities laws of the United States or any state thereof).

Subject to its Reserved Right, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any Related Proceeding (the “Related Judgment”), to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “FSIA”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i)	any reserves of the Banco Central de la República Argentina (the Central Bank of Argentina, or the “Central Bank”);

(ii)	any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic;

(iii)	any property located in or outside the territory of the Republic that provides an essential public service;

(iv)	any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014);

(v)	any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic;

(vi)	any property used by a diplomatic, governmental or consular mission of the Republic;

(vii)	taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges;

(viii)	any property of a military character or under the control of a military authority or defense agency of the Republic;

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(ix)	property forming part of the cultural heritage of the Republic; or

(x)	property entitled to immunity under any applicable sovereign immunity laws.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the New Bonds and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the New Bonds. The Republic reserves the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws and the appointment of an authorized agent does not extend to such actions or any state securities laws (the “Reserved Right”).

A judgment obtained against the Republic in a foreign court may be enforced in the courts of Argentina. Based on existing law, the courts of Argentina will enforce such a judgment in accordance with the terms and conditions of the treaties entered into between Argentina and the country in which the judgment was issued. In the event there are no such treaties, the courts of Argentina will enforce the judgment if it:

•	complies with all formalities required for the enforceability thereof under the laws of the country in which it was issued;

•	has been translated into Spanish, together with all related documents, and it satisfies the authentication requirements of the laws of Argentina;

•	was issued by a competent court, according to Argentine principles of international law, as a consequence of a personal action (action in personam) or a real action (action in rem) over a movable property if it has been moved to Argentina during or after the time the trial was held before a foreign court;

•	was issued after serving due notice and giving an opportunity to the defendant to present its case;

•	is not subject to further appeal;

•	is not against Argentine public policy; and

•	is not incompatible with another judgment previously or simultaneously issued by an Argentine Court.

In a March 2014 decision, the Supreme Court of Argentina held that the enforcement of a foreign judgment granted to a holder of Untendered Debt (as defined in the 2016 Annual Report) for payment of all amount due thereunder did not satisfy one of the requirements set forth in the Code of Civil and Commercial Procedure of the Republic (i.e., that a foreign judgment cannot contravene Argentine law principles of public policy). This ruling was based on the fact that enforcement as requested by the plaintiff would imply that such plaintiff, through an individual action filed before a foreign court, could circumvent the public debt restructuring process set forth by the Government through emergency legislation enacted in accordance with the Argentine Constitution after the debt securities subject to the foreign judgment were issued. In addition, the Supreme Court of Argentina held that such norms were part of Argentine public policy and, therefore, that the enforcement of a foreign judgment, as the one sought by the plaintiff, could not be granted as it would be clearly contrary to such legislation.

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SUMMARY OF THE OFFERS

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before deciding to tender your Bonds for New Bonds. The Republic encourages you to read this prospectus supplement and the accompanying prospectus in its entirety.

The Offers

On April 22, 2016, the Republic issued U.S.$2,750,000,000 of 2019 Bonds, U.S.$4,500,000,000 of 2021 Bonds, U.S.$6,500,000,000 of 2026 Bonds, U.S.$2,750,000,000 of 2046 Bonds (collectively, the “April Bonds”); on July 6, 2016, the Republic issued U.S.$1,000,000,000 of 2028 Bonds and U.S.$1,750,000,000 of 2036 Bonds (collectively, the “July Bonds”); on January 26, 2017, the Republic issued U.S.$3,250,000,000 of 2022 Bonds and U.S.$3,750,000,000 of 2027 Bonds (collectively, the “January Bonds”); and on June 28, 2017 issued U.S.$2,750,000,000 of 2117 Bonds (collectively, the “2117 Bonds”), in transactions not subject to the registration requirements of the Securities Act and applicable state securities laws.

The offers relate to the exchange of up to (i) U.S.$17,009,000 of the Republic’s registered Late New 2019 Bonds for an equal aggregate principal amount of 2019 Bonds; (ii) U.S.$30,682,000 of the Republic’s registered Late New 2021 Bonds for an equal aggregate principal amount of 2021 Bonds; (iii) U.S.$31,880,000 of the Republic’s registered Late New 2026 Bonds for an equal aggregate principal amount of 2026 Bonds; (iv) U.S.$ 6,094,000 of the Republic’s registered Late New 2046 Bonds for an equal aggregate principal amount of 2046 Bonds; (v) U.S.$11,587,000 of the Republic’s registered Late New 2028 Bonds for an equal aggregate principal amount of 2028 Bonds; (vi) U.S.$39,270,000 of the Republic’s registered Late New 2036 Bonds for an equal aggregate principal amount of 2036 Bonds; (vii) U.S.$4,395,000 of the Republic’s registered Late New 2022 Bonds for an equal aggregate principal amount of 2022 Bonds; (viii) U.S.$5,444,000 of the Republic’s registered Late New 2027 Bonds for an equal aggregate principal amount of 2027 Bonds and (ix) U.S.$2,750,000,000 of the Republic’s registered New 2117 Bonds for an equal aggregate principal amount of 2117 Bonds.

The New Bonds will be the Republic’s obligation and are entitled to the benefits of the Indenture described in “Description of the New Bonds” in this prospectus supplement and in “Description of the Securities” in the accompanying prospectus.

The form and terms of each Late New Bond will be the same as the form and terms of the respective tendered Late Bond, except that the respective Late New Bond, because it will have been registered under the Securities Act, will not be subject to transfer restrictions and will, therefore, not bear legends restricting its transfer.

The form and terms of the New 2117 Bonds will be the same as the form and terms of the tendered 2117 Bonds, respectively, except that the New 2117 Bonds, because they will have been registered under the Securities Act, will not be subject to transfer restrictions and will, therefore, not bear legends restricting their transfer.

Holders of April Bonds and July Bonds may tender their bonds only in a principal amount of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof. Holders of January Bonds and 2117 Bonds may tender their bonds only in a principal amount of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

CUSIP Nos. of Bonds	ISIN Nos. of Bonds	Outstanding Bonds	Corresponding New Bonds which have been registered under the Securities Act	CUSIP Nos. of New Bonds	ISIN Nos. of New Bonds
Regulation S P04808 AG9	Regulation S USP04808AG92	U.S.$17,009,000 6.250% Bonds Due 2019	Up to U.S.$17,009,000 6.250% Bonds Due 2019	040114 HB9	US040114HB90

Regulation S P04808 AA2	Regulation S USP04808AA23	U.S.$30,682,000 6.875% Bonds Due 2021	Up to U.S.$30,682,000 6.875% Bonds Due 2021	040114 GW4	US040114GW47

Rule 144A 040114 GS3 Regulation S P04808 AC8	Rule 144A US040114GS35 Regulation S USP04808AC88	U.S.$626,000 7.500% Bonds Due 2026 U.S.$31,254,000 7.500% Bonds Due 2026	Up to U.S.$31,880,000 7.500% Bonds Due 2026	040114 GX2	US040114GX20

Rule 144A 040114 GU8 Regulation S P04808 AE4	Rule 144A US040114GU80 Regulation S USP04808AE45	U.S.$1,348,000 7.625% Bonds Due 2046 U.S.$4,746,000 7.625% Bonds Due 2046	Up to U.S.$6,094,000 7.625% Bonds Due 2046	040114 GY0	US040114GY03

Regulation S P04808 AJ3	Regulation S USP04808AJ32	U.S.$11,587,000 6.625% Bonds Due 2028	Up to U.S.$11,587,000 6.625% Bonds Due 2028	040114 HF0	US040114HF05

Rule 144A 040114 HE3 Regulation S P04808 AK0	Rule 144A US040114HE30 Regulation S USP04808AK05	U.S.$50,000 7.125% Bonds Due 2036 U.S.$39,220,000 7.125% Bonds Due 2036	Up to U.S.$39,270,000 7.125% Bonds Due 2036	040114 HG8	US040114HG87

Regulation S P04808 AL8	Regulation S USP04808AL87	U.S.$4,395,000 5.625% Bonds Due 2022	Up to U.S.$4,395,000 5.625% Bonds Due 2022	040114 HK9	US040114HK99

Regulation S P04808 AM6	Regulation S USP04808AM60	U.S.$5,444,000 6.875% Bonds Due 2027	Up to U.S.$5,444,000 6.875% Bonds Due 2027	040114 HL7	US040114HL72

Rule 144A 040114 HM5 Regulation S P04808AN4	Rule 144A US040114HM55 Regulation S USP04808AN44	U.S.$304,783,000 7.125% Bonds Due 2117 U.S.$2,445,217,000 7.125% Bonds Due 2117	Up to U.S.$2,750,000,000 7.125% Bonds Due 2117	040114 HN3	US040114HN39

Fungibility

Each Late New Bond will have identical terms and conditions, except for the issue date and first payment date of interest, as the respective Initial New Bond, and will constitute a single series and vote as a single class of debt securities under the indenture with the respective Initial New Bonds.

Resale of the New Bonds

Based on an interpretation by the SEC’s staff set forth in interpretive letters issued to third parties unrelated to the Republic, the Republic believes that the New Bonds issued in the offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the New Bonds in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Bonds; and

•	you are not an “affiliate” of the Republic.

If any of the foregoing is not true and you transfer any New Bond without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. The Republic does not assume or indemnify you against this liability.

If you are a broker-dealer and receive New Bonds for your own account in exchange for Bonds that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Bonds. A broker-dealer may use this prospectus supplement and the accompanying prospectus for an offer to resell, resale or other transfer of the New Bonds.

Expiration Date

The offers will expire at 5:00 p.m., New York City time, on June 18, 2018, unless the Republic decides to extend the expiration time and date, in which case the term “expiration date” means the latest date and time to which the Republic extends the offers.

The Republic will accept for exchange any and all Bonds that you properly tender in the offers before 5:00 p.m., New York City time, on the expiration date. If the Republic decides for any reason not to accept any Bonds you have tendered for exchange, those Bonds will be returned to you without cost promptly after the expiration date.

Interest on the New Bonds

•	Interest on the Late New 2019 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 6.250% per annum. Interest on the Late New 2019 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2019 Bonds.

•	Interest on the Late New 2021 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 6.875% per annum. Interest on the Late New 2021 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2021 Bonds.

•	Interest on the Late New 2026 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 7.500% per annum. Interest on the Late New 2026 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2026 Bonds.

•	Interest on the Late New 2046 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 7.625% per annum. Interest on the Late New 2046 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2046 Bonds.

•	Interest on the Late New 2028 Bonds will be payable semi-annually on January 6 and July 6 of each year at the rate of 6.625% per annum. Interest on the Late New 2028 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2028 Bonds.

•	Interest on the Late New 2036 Bonds will be payable semi-annually on January 6 and July 6 of each year at the rate of 7.125% per annum. Interest on the Late New 2036 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2036 Bonds.

•	Interest on the Late New 2022 Bonds will be payable semi-annually on January 26 and July 26 of each year at the rate of 5.625% per annum. Interest on the Late New 2022 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2022 Bonds.

•	Interest on the Late New 2027 Bonds will be payable semi-annually on January 26 and July 26 of each year at the rate of 6.875% per annum. Interest on the Late New 2027 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2027 Bonds.

•	Interest on the New 2117 Bonds will be payable semi-annually on June 28 and December 28 of each year at the rate of 7.125% per annum. Interest on the New 2117 Bonds will accrue from the most recent interest payment date on which interest has been paid on the 2117 Bonds.

Termination of the Offers

The Republic may terminate the offers and refuse to accept any Bonds for exchange if the Republic determines that its ability to proceed with the offers could be materially impaired due to:

•	any injunction, order or decree by any court or governmental agency, including a stop order by the Securities and Exchange Commission, or SEC, with respect to the registration statement, or any new law, statute, rule or regulation;

•	any interpretation of the staff of the SEC of any existing law, statute, rule or regulation; or

•	the failure to obtain any necessary approvals of governmental agencies or holders of the Bonds.

Holders of 2117 Bonds will have certain rights against the Republic under the 2117 Registration Rights Agreement (as defined below) if the Republic fails to complete the offer. The Republic fulfilled its obligations under the April Registration Rights Agreement, the June Registration Rights Agreement and the January Registration Rights Agreement with the March Offers. Accordingly, holders of Late Bonds have no rights under those agreements even if the Republic terminates or fails to complete the offers with respect to the Late Bonds.

Procedures for Tendering Bonds

If you wish to accept the offer, you must deliver electronically your acceptance together with your Bonds through DTC’s Automated Tender Offer Program (ATOP) system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.

By accepting the offer and tendering your Bonds, you will represent to the Republic and to the agent, to the extent applicable, and acknowledge, as applicable, that, among other things:

•	you have received this prospectus supplement and the accompanying prospectus;

•	you have appointed the agent as your agent for the limited purposes of (i) receiving and holding, solely for your benefit and on your behalf, the tendered Bonds; (ii) receiving the relevant New Bonds and delivering them to you in exchange for your Bonds accepted by the Republic for exchange and cancellation; and (iii) holding the relevant New Bonds for your exclusive benefit and the Republic shall have no interest whatsoever, including any reversionary interest, in such New Bonds;

•	by tendering your Bonds, you are instructing the agent to cause the trustee to simultaneously cancel the surrendered Bonds, upon the Republic’s acceptance of your tender;

•	the New Bonds you acquire in the offers are being acquired in the ordinary course of business or, if another person will receive the New Bonds, in the ordinary course of that person’s business;

•	neither you nor any other person who will receive the New Bonds has or intends to have an arrangement or understanding with any person to participate in the distribution of the New Bonds;

•	neither you nor any other person who will receive the New Bonds is an “affiliate,” as defined in Rule 405 of the Securities Act, of the Republic, or if you or the person who will receive the New Bonds is an affiliate under this definition, that you or that person will comply with the applicable registration and prospectus delivery requirements of the Securities Act; and

•	if you are a broker-dealer, that you acquired the Bonds as a result of market making activities or other trading activities.

See “The Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

The 2117 Registration Rights Agreement requires us to file a registration statement for an offering to be made on a continuous basis by the terms of Rule 415 under the Securities Act in respect of the 2117 Bonds of any holder that is not eligible to participate in the offers or does not receive freely tradable New 2117 Bonds in the offers and requests to have its 2117 Bonds registered under the Securities Act.

Withdrawal Rights

You may withdraw the tender of your Bonds at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must send a written notice of withdrawal to the agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the expiration date.

Tendered Bonds

Pending cancellation of the Bonds that have been transferred to the agent’s account at the book-entry transfer facility system maintained by DTC, the Bonds will be held for your exclusive benefit and the Republic shall have no interest whatsoever in such Bonds.

Acceptance of Bonds and Delivery of New Bonds

If all of the conditions to the offers are satisfied or waived, we will accept any and all Bonds that are properly tendered in the offers on or prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the New Bonds promptly after the expiration date.

Tax Considerations

The Republic believes that the exchange of your Bonds will not be a taxable exchange for Argentine or U.S. federal income tax purposes. You should consult your tax adviser about tax consequences of the offers as they apply to your individual circumstances. See “Taxation—Argentine Federal Taxation” and “Taxation—United States Federal Taxation.”

Agent

The Bank of New York Mellon is serving as agent in connection with the offers.

Consequences of Failure to Participate in the Offers

If you do not tender your Bonds, they will, following the completion of the offers, continue to be subject to the existing restrictions upon their transfer. The Republic will have no further obligation to provide for the registration under the Securities Act of the 2117 Bonds nor any other obligation under the 2117 Registration Rights Agreement. The Republic has no obligation to provide for the registration under the Securities Act of the Late Bonds nor any other obligation under the April Registration Rights Agreement, the June Registration Rights Agreement or the January Registration Rights Agreement, as applicable. The liquidity of the market for your Bonds could be adversely affected when the Republic completes the offers if you do not participate in the offers.

Use of Proceeds

The Republic will not receive any cash proceeds from the issuance of the New Bonds under the offers. See “Use of Proceeds.”

Fees and Expenses

The Republic will bear certain expenses incidental to consummating the offers and complying with the 2117 Registration Rights Agreement. It will not pay any broker-dealer commissions or concessions.

THE NEW BONDS

The following is a brief summary of some of the terms of these offers. It is not complete and may not contain all the information that you should consider before tendering your Bonds in exchange for New Bonds. For a more complete description of the terms of the New Bonds, see “Description of the New Bonds” in this prospectus supplement and “Description of the Securities” in the accompanying prospectus.

Issuer	The Republic of Argentina.

Terms of the New Bonds	The terms of the New Bonds are identical to the terms of the Bonds, except for the transfer restrictions and, if applicable, registration rights relating to the Bonds.

New Bonds

Late New 2019 Bonds	Up to U.S.$17,009,000 aggregate principal amount of 6.250% Bonds due 2019.

Late New 2021 Bonds	Up to U.S.$30,682,000 aggregate principal amount of 6.875% Bonds due 2021.

Late New 2026 Bonds	Up to U.S.$31,880,000 aggregate principal amount of 7.500% Bonds due 2026.

Late New 2046 Bonds	Up to U.S.$6,094,000 aggregate principal amount of 7.625% Bonds due 2046.

Late New 2028 Bonds	Up to U.S.$11,587,000 aggregate principal amount of 6.625% Bonds due 2028.

Late New 2036 Bonds	Up to U.S.$39,270,000 aggregate principal amount of 7.125% Bonds due 2036.

Late New 2022 Bonds	Up to U.S.$4,395,000 aggregate principal amount of 5.625% Bonds due 2022.

Late New 2027 Bonds	Up to U.S.$5,444,000 aggregate principal amount of 6.875% Bonds due 2027.

New 2117 Bonds	Up to U.S.$2,750,000,000 aggregate principal amount of 7.125% Bonds due 2117.

Maturity

Late New 2019 Bonds	April 22, 2019

Late New 2021 Bonds	April 22, 2021

Late New 2026 Bonds	April 22, 2026

Late New 2046 Bonds	April 22, 2046

Late New 2028 Bonds	July 6, 2028

Late New 2036 Bonds	July 6, 2036

Late New 2022 Bonds	January 26, 2022

Late New 2027 Bonds	January 26, 2027

New 2117 Bonds	June 28, 2117

Interest

Late New 2019 Bonds	Interest on the Late New 2019 Bonds will accrue at a rate of 6.250% per annum, from the most recent payment date on which interest on the 2019 Bonds has been paid; be payable semi-annually in arrears on April 22 and October 22 of each year, beginning October 22, 2018, to persons in whose names the Late New 2019 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2021 Bonds	Interest on the Late New 2021 Bonds will accrue at a rate of 6.875% per annum, from the most recent payment date on which interest on the 2021 Bonds has been paid; be payable semi-annually in arrears on April 22 and October 22 of each year, beginning October 22, 2018, to persons in whose names the Late New 2021 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2026 Bonds	Interest on the Late New 2026 Bonds will accrue at a rate of 7.500% per annum, from the most recent payment date on which interest on the 2026 Bonds has been paid; be payable semi-annually in arrears on April 22 and October 22 of each year, beginning October 22, 2018, to persons in whose names the Late New 2026 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2046 Bonds	Interest on the Late New 2046 Bonds will accrue at a rate of 7.625% per annum, from the most recent payment date on which interest on the 2046 Bonds has been paid; be payable semi-annually in arrears on April 22 and October 22 of each year, beginning October 22, 2018, to persons in whose names the Late New 2046 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2028 Bonds	Interest on the Late New 2028 Bonds will accrue at a rate of 6.625% per annum, from the most recent payment date on which interest on the 2028 Bonds has been paid; be payable semi-annually in arrears on January 6 and July 6 of each year, beginning July 6, 2018, to persons in whose names the Late New 2028 Bonds are registered at the close of business on January 5 and July 5 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2036 Bonds	Interest on the Late New 2036 Bonds will accrue at a rate of 7.125% per annum, from the most recent payment date on which interest on the 2036 Bonds has been paid; be payable semi-annually in arrears on January 6 and July 6 of each year, beginning July 6, 2018, to persons in whose names the Late New 2036 Bonds are registered at the close of business on January 5 and July 5 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2022 Bonds	Interest on the Late New 2022 Bonds will accrue at a rate of 5.625% per annum, from the most recent payment date on which interest has been paid; be payable semi-annually in arrears on January 26 and July 26 of each year, beginning on July 26, 2018, to persons in whose names the Late New 2022 Bonds are registered at the close of business on January 25 and July 25 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2027 Bonds	Interest on the Late New 2027 Bonds will accrue at a rate of 6.875% per annum, from the most recent payment date on which interest has been paid; be payable semi-annually in arrears on January 26 and July 26 of each year, beginning on July 26, 2018, to persons in whose names the Late New 2027 Bonds are registered at the close of business on January 25 and July 25 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

New 2117 Bonds	Interest on the New 2117 Bonds will accrue at a rate of 7.125% per annum, from the most recent payment date on which interest has been paid; be payable semi-annually in arrears on June 28 and December 28 of each year, beginning on June 28, 2018, to persons in whose names the New 2117 Bonds are registered at the close of business on June 27 and December 27 of each year, respectively; and be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Status	The New Bonds will constitute direct, general, unconditional and unsubordinated obligations of the Republic for which the full faith and credit of the Republic is pledged. The New Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined in the accompanying prospectus) of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of the New Bonds ratably with payments being made under any other public external indebtedness. See “Description of the Debt Securities—Status” in the accompanying prospectus.

Fungibility	Each Late New Bond will have identical terms and conditions, except for the issue date and first payment date of interest, as the respective Initial New Bond, and will constitute a single series and vote as a single class of debt securities under the indenture with the respective Initial New Bonds.

Additional Amounts	The Republic will make all principal, premium (if any) and interest payments on the New Bonds without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders, subject to specified exceptions, the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount they would have received without this withholding or deduction. See “Description of the Debt Securities—Additional Amounts” in the accompanying prospectus.

Further Issues	The Republic may, from time to time, without the consent of holders, create and issue additional debt securities having the same terms and conditions as any series of the New Bonds in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such New Bonds or (b) in a “qualified reopening” of such New Bonds, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from such New Bonds. Such additional debt securities will be consolidated with and will form a single series with such New Bonds.

Settlement; Form	The New Bonds to be delivered to investors will be issued in global form and registered in the name of the clearing system or its nominee or custodian. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe. See “Description of the Debt Securities” in the accompanying prospectus.

Prescription	Claims against the Republic for the payment of principal and interest, premium, if any, or other amounts due on the New Bonds will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the New Bonds, in each case from the date on which such payment first became due, or a shorter period if provided by law.

Governing Law	The New Bonds will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York, except with respect to the authorization and execution of the New Bonds and the Indenture by and on behalf of Argentina, which shall be governed by the laws of Argentina.

Listing	Application is expected to be made to list the New Bonds on the ByMA and to have them admitted for trading on the Argentine MAE. The Republic expects to apply to list the Late New Bonds, but not the New 2117 Bonds, on the Luxembourg Stock Exchange and to trading on the Euro MTF Market.

Luxembourg Agent for the Late New Bonds	The Bank of New York Mellon (Luxembourg) S.A.

CUSIP/ISIN	The New Bonds offered hereby will have the trading information set forth in the following table.

New Bonds	CUSIP Nos. of New Bonds	ISIN Nos. of New Bonds
Up to U.S.$17,009,000 6.250% Bonds Due 2019	040114 HB9	US040114HB90

Up to U.S.$30,682,000 6.875% Bonds Due 2021	040114 GW4	US040114GW47

Up to U.S.$31,880,000 7.500% Bonds Due 2026	040114 GX2	US040114GX20

Up to U.S.$6,094,000 7.625% Bonds Due 2046	040114 GY0	US040114GY03

Up to U.S.$11,587,000 6.625% Bonds Due 2028	040114 HF0	US040114HF05

Up to U.S.$39,270,000 7.125% Bonds Due 2036	040114 HG8	US040114HG87

Up to U.S.$4,395,000 5.625% Bonds Due 2022	040114 HK9	US040114HK99

Up to U.S.$5,444,000 6.875% Bonds Due 2027	040114 HL7	US040114HL72

Up to U.S.$2,750,000,000 7.125% Bonds Due 2117	040114 HN3	US040114HN39

USE OF PROCEEDS

The Republic will not receive any cash proceeds from the issuance of the New Bonds offered in the offers. In consideration for issuing the New Bonds as contemplated in this prospectus supplement, the Republic will receive in exchange Bonds of the relevant series in an equal principal amount. The Bonds surrendered in exchange for the New Bonds will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Bonds will not result in any change in the Republic’s indebtedness.

THE OFFERS

The Offers

On April 22, 2016, the Republic issued U.S.$2,750,000,000 of 2019 Bonds, U.S.$4,500,000,000 of 2021 Bonds, U.S.$6,500,000,000 of 2026 Bonds, U.S.$2,750,000,000 of 2046 Bonds; on July 6, 2016, the Republic issued U.S.$1,000,000,000 of 2028 Bonds and U.S.$1,750,000,000 of 2036 Bonds; and on January 26, 2017, the Republic issued U.S.$3,250,000,000 of 2022 Bonds and U.S.$3,750,000,000 of 2027 Bonds, and on June 28, 2017, the Republic issued U.S.$2,750,000,000 of 2117 Bonds in transactions not subject to the registration requirements of the Securities Act and applicable state securities laws.

Pursuant to the issuance of (i) the April Bonds, the Republic entered into the registration rights agreement dated as of April 19, 2016 (the “April Registration Rights Agreement”), among the Republic, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Santander Investment Securities Inc., as representatives of the initial purchasers in the offering of the April Bonds; (ii) the July Bonds, the Republic entered into the registration rights agreement dated as of June 30, 2016 (the “June Registration Rights Agreement”), among the Republic, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers in the offering of the July Bonds; and (iii) the January Bonds, the Republic entered into the registration rights agreement dated as of January 19, 2017 (the “January Registration Rights Agreement”), among the Republic, BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Santander Investment Securities Inc., as representatives of the initial purchasers in the offering of the January Bonds.

Pursuant to the April Registration Rights Agreement, the June Registration Rights Agreement and January Registration Rights Agreement, the Republic conducted the March Offers which settled on April 18, 2017. Upon completion of the March Offers, the Republic had no further obligations to the holders of the Late Bonds under the April Registration Rights Agreement, the June Registration Rights Agreement and the January Registration Rights Agreement. The Republic has voluntarily decided to extend these offers to holders of Late Bonds.

Pursuant to the issuance of the 2117 Bonds, the Republic entered into the registration rights agreement dated as of June 28, 2017 (the “2117 Registration Rights Agreement”), among the Republic, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Nomura Securities International, Inc. and Santander Investment Securities Inc.

The offers relate to the exchange of up to (i) U.S.$17,009,000 of the Republic’s registered Late New 2019 Bonds for an equal aggregate principal amount of 2019 Bonds; (ii) U.S.$30,682,000 of the Republic’s registered Late New 2021 Bonds for an equal aggregate principal amount of 2021 Bonds; (iii) U.S.$31,880,000 of the Republic’s registered Late New 2026 Bonds for an equal aggregate principal amount of 2026 Bonds; (iv) U.S.$ 6,094,000 of the Republic’s registered Late New 2046 Bonds for an equal aggregate principal amount of 2046 Bonds; (v) U.S.$11,587,000 of the Republic’s registered Late New 2028 Bonds for an equal aggregate principal amount of 2028 Bonds; (vi) U.S.$39,270,000 of the Republic’s registered Late New 2036 Bonds for an equal aggregate principal amount of 2036 Bonds; (vii) U.S.$4,395,000 of the Republic’s registered Late New 2022 Bonds for an equal aggregate principal amount of 2022 Bonds; (viii) U.S.$5,444,000 of the Republic’s registered Late New 2027 Bonds for an equal aggregate principal amount of 2027 Bonds and (ix) U.S.$2,750,000,000 of the Republic’s registered New 2117 Bonds for an equal aggregate principal amount of 2117 Bonds.

CUSIP Nos. of Bonds	ISIN Nos. of Bonds	Outstanding Bonds	Corresponding New Bonds which have been registered under the Securities Act	CUSIP Nos. of New Bonds	ISIN Nos. of New Bonds
Regulation S P04808 AG9	Regulation S USP04808AG92	U.S.$17,009,000 6.250% Bonds Due 2019	Up to U.S.$17,009,000 6.250% Bonds Due 2019	040114 HB9	US040114HB90

Regulation S P04808 AA2	Regulation S USP04808AA23	U.S.$30,682,000 6.875% Bonds Due 2021	Up to U.S.$30,682,000 6.875% Bonds Due 2021	040114 GW4	US040114GW47

Rule 144A 040114 GS3 Regulation S P04808 AC8	Rule 144A US040114GS35 Regulation S USP04808AC88	U.S.$626,000 7.500% Bonds Due 2026 U.S.$31,254,000 7.500% Bonds Due 2026	Up to U.S.$31,880,000 7.500% Bonds Due 2026	040114 GX2	US040114GX20

Rule 144A 040114 GU8 Regulation S P04808 AE4	Rule 144A US040114GU80 Regulation S USP04808AE45	U.S.$1,348,000 7.625% Bonds Due 2046 U.S.$4,746,000 7.625% Bonds Due 2046	Up to U.S.$6,094,000 7.625% Bonds Due 2046	040114 GY0	US040114GY03

Regulation S P04808 AJ3	Regulation S USP04808AJ32	U.S.$11,587,000 6.625% Bonds Due 2028	Up to U.S.$11,587,000 6.625% Bonds Due 2028	040114 HF0	US040114HF05

Rule 144A 040114 HE3 Regulation S P04808 AK0	Rule 144A US040114HE30 Regulation S USP04808AK05	U.S.$50,000 7.125% Bonds Due 2036 U.S.$39,220,000 7.125% Bonds Due 2036	Up to U.S.$39,270,000 7.125% Bonds Due 2036	040114 HG8	US040114HG87

Regulation S P04808 AL8	Regulation S USP04808AL87	U.S.$4,395,000 5.625% Bonds Due 2022	Up to U.S.$4,395,000 5.625% Bonds Due 2022	040114 HK9	US040114HK99

Regulation S P04808 AM6	Regulation S USP04808AM60	U.S.$5,444,000 6.875% Bonds Due 2027	Up to U.S.$5,444,000 6.875% Bonds Due 2027	040114 HL7	US040114HL72

Rule 144A 040114 HM5 Regulation S P04808AN4	Rule 144A US040114HM55 Regulation S USP04808AN44	U.S.$304,783,000 7.125% Bonds Due 2117 U.S.$2,445,217,000 7.125% Bonds Due 2117	Up to U.S.$2,750,000,000 7.125% Bonds Due 2117	040114 HN3	US040114HN39

The New Bonds will be the Republic’s obligations and are entitled to the benefits of the Indenture described in “Description of the New Bonds” in this prospectus supplement and in “Description of the Debt Securities” in the accompanying prospectus.

The 2117 Registration Rights Agreement

The 2117 Registration Rights Agreement requires the Republic to use its best efforts to cause to be filed a registration statement, of which this prospectus supplement is a part, for registered offers relating to an issue of registered New 2117 Bonds identical in all material respects to the outstanding 2117 Bonds, respectively, except for the transfer restrictions and the registration rights relating to the 2117 Bonds.

Under the 2117 Registration Rights Agreement, the Republic is required to:

•	prepare and file with the SEC a registration statement with respect to the offer relating to the 2117 Bonds, which shall comply as to form in all material respects with the requirements of Schedule B;

•	use its best efforts to cause the offer registration statement relating to the 2117 Bonds to be declared and remain effective under the Securities Act until 120 days after the last date of acceptance for exchange;

•	commence the offers promptly, after the registration statement has been declared effective by the SEC, by mailing or making available the related prospectus and other accompanying documents to each holder of 2117 Bonds; and

•	keep the offer with respect to the 2117 Bonds open for not less than 20 business days after notice of such offer is given to each holder of 2117 Bonds and use its reasonable best efforts to complete the offer no later than 60 business days after the date in which the registration statement became effective.

On July 13, 2017, the Republic filed a shelf registration statement (File No. 333-219272) under Schedule B (the “Shelf”), which was declared effective by the SEC on September 26, 2017. The Republic is making the offers under the Shelf.

The 2117 Registration Rights Agreement requires that if:

•	because of any change in law or applicable interpretations thereof by the SEC’s staff, the Republic is not permitted to effect the offer with respect to the 2117 Bonds;

•	the offer with respect to the 2117 Bonds is not for any other reason consummated by June 28, 2018; or

•	upon receipt of a written request from any of the initial purchasers (under the 2117 Registration Rights Agreement) representing that it holds 2117 Bonds that are or were ineligible to be exchanged in the offer with respect to the 2117 Bonds, then, in any such case, the Republic will use its best efforts to cause to be filed as soon as practicable a shelf registration statement with the SEC covering resales of the 2117 Bonds by holders who satisfy the condition relating to the provision of information in connection with the shelf registration statement, and to have the shelf registration statement declared effective by the SEC.

Terms of the Offers

The Republic will accept for exchange all Bonds validly tendered, and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date. The Republic will issue New Bonds for an equal principal amount of Bonds accepted in the offers. Holders of April Bonds and July Bonds may tender their bonds only in a principal amount of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof. Holders of January Bonds and 2117 Bonds may tender their bonds only in a principal amount of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof. This prospectus supplement and the accompanying prospectus are being sent to all holders of record of the Bonds as of 5:00 p.m., New York City time, on May 16, 2018. The offers are not conditioned upon the tender of any minimum principal amount of Bonds. The Republic’s obligation to accept Bonds for exchange is, however, subject to the conditions as set forth under “—Conditions.”

Bonds will be deemed accepted when, as and if the Republic has given written notice of acceptance to the agent.

The agent will act on behalf and for the exclusive benefit of the tendering holders for the limited purposes of (i) receiving and holding, solely for the tendering holders’ benefit and on the tendering holders’ behalf, the tendered Bonds; (ii) receiving the relevant New Bonds and delivering them to the tendering holder in exchange for the tendering holders’ Bonds accepted by the Republic for exchange and cancellation; and (iii) holding the relevant New Bonds for the exclusive benefit of the tendering holder and the Republic shall have no interest whatsoever, including any reversionary interest, in such New Bonds.

Holders who do not tender their Bonds before the expiration of the offers will not be entitled to exchange their untendered Bonds for New Bonds. Holders of Bonds will not be able to offer or sell their Bonds, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws, unless the Bonds are subsequently registered under the Securities Act. Subject to limited exceptions, the Republic will have no obligation to register the untendered 2117 Bonds. The Republic will have no obligation to register untendered Late Bonds.

Resale of New Bonds

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to other issuers, the Republic believes that the New Bonds issued in the offers may be offered for resale, resold or otherwise transferred by each holder without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not a broker-dealer who acquires the Bonds directly from the Republic for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	the holder is not an “affiliate” of the Republic, as that term is defined in Rule 405 under the Securities Act; and

•	the New Bonds are acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the New Bonds and has no arrangement or understanding with any person to participate in a distribution of the New Bonds.

If a holder of Bonds is engaged in or intends to engage in a distribution of the New Bonds or has any arrangement or understanding with respect to the distribution of the New Bonds to be acquired pursuant to the offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Bonds for its own account in the offer must acknowledge that it will deliver a prospectus in connection with any resale of these New Bonds. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus supplement, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Bonds received in exchange for Bonds where such Bonds were acquired by the broker-dealer as a result of market-making activities or other trading activities.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering its Bonds pursuant to the terms of the offers, each holder is deemed to make certain acknowledgments, representations, warranties and undertakings to the Republic and the agent, including that, as of the time of its tender and on the settlement date:

•	it has received this prospectus supplement and the accompanying prospectus;

•	the agent will act on behalf and for the exclusive benefit of the tendering holders for the limited purposes of (i) receiving and holding, solely for the tendering holders’ benefit and on the tendering holders’ behalf, the tendered Bonds; (ii) receiving the relevant New Bonds and delivering them to the tendering holder in exchange for the tendering holders’ Bonds accepted by the Republic for exchange and cancellation; and (iii) holding the relevant New Bonds for the exclusive benefit of the tendering holder and the Republic shall have no interest whatsoever, including any reversionary interest, in such New Bonds;

•	it is instructing the agent to cause the trustee to simultaneously cancel the tendered bonds, upon the Republic’s acceptance of the tender;

•	any New Bonds you receive in exchange for Bonds tendered by you in the offers will be acquired in the ordinary course of business by you;

•	it owns, or have confirmed that the party on whose behalf it is acting owns, the Bonds being offered, and have the full power and authority to offer for exchange the Bonds offered by it, and that if the same are accepted for exchange by the Republic pursuant to the offers, the Republic will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	if it or any such other holder of Bonds is not a broker-dealer, neither it nor such other person is engaged in, or intends to engage in, a distribution of the New Bonds;

•	neither it nor any person who will receive the New Bonds has any arrangement or understanding with any person to participate in a distribution of the New Bonds;

•	it is not an “affiliate” of the Republic, as that term is defined in Rule 405 of the Securities Act;

•	if it or any such other holder of Bonds is a broker-dealer, it will receive New Bonds for its own account in exchange for Bonds that were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus in connection with any resale of such New Bonds. However, by so acknowledging and by delivering a prospectus, it or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

•	the offers are being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the Republic that the New Bonds issued in exchange for the Bonds pursuant to the offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer or any of the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Bonds are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Bonds;

•	it acknowledges that its offer constitutes an irrevocable offer to tender the Bonds specified therein for New Bonds, on the terms and subject to the conditions of the offers (and subject to the Republic’s right to terminate or amend the offers and to the holder’s right to withdraw its acceptance prior to 5:00 p.m., New York City time, on the expiration date, in either case in the manner specified in this prospectus supplement);

•	all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the Republic, in its sole discretion, which determination shall be final and binding;

•	it will, upon request, execute and deliver any additional documents deemed by the agent or the issuer to be necessary or desirable to complete such exchange;

•	(a) if its Bonds are held through an account at DTC, it has (1) delivered its Bonds by book-entry transfer to the account maintained by the agent at the book-entry transfer facility maintained by DTC and (2) it has transmitted, by means of an agent’s message, your confirmation of your appointment of the agent as your agent for the limited purposes described in this prospectus supplement and your acceptance of the offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if its Bonds are held through an account at Euroclear or Clearstream Banking, société anonyme (Clearstream, Luxembourg), it has delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to its Bonds; and

•	it authorizes the agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus supplement with respect to the Bonds that are the subject of the offers.

Expiration Date; Extensions; Amendments; Termination

The term “expiration date” means June 18, 2018, 5:00 p.m., New York City time, unless the offers is extended, in which case the term “expiration date” shall mean the latest date to which the offers is extended.

In order to extend the expiration date, the Republic will notify the agent of any extension by written notice and may notify the holders of the Bonds by mailing an announcement or by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting Bonds tendered by extending the offers,

•	extend or terminate the offers, and

•	amend the terms of the offers in any manner.

If the Republic makes any material change to terms of the offers, the offers shall remain open for a minimum of an additional five business days if the offers would otherwise expire during that period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice of the delay to the agent. If the Republic amends the offers in a manner that constitutes a material change, the Republic will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the Bonds of the amendment, including by providing public announcement or giving oral or written notice to the holders of the Bonds. A material change in the terms of the offers could include, among other things, a change in the timing of the offers, a change in the agent, and other similar changes in the terms of the offers.

Without limiting the manner in which the Republic may choose to make a public announcement of any delay, extension, amendment or termination of the offers, the Republic will have no obligation to publish, advertise, or otherwise communicate any such public announcement.

Interest on the New Bonds

•	Interest on the Late New 2019 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 6.250% per annum. Interest on the Late New 2019 Bonds will accrue from the last interest payment date on which interest was paid on the 2019 Bonds.

•	Interest on the Late New 2021 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 6.875% per annum. Interest on the Late New 2021 Bonds will accrue from the last interest payment date on which interest was paid on the 2021 Bonds.

•	Interest on the Late New 2026 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 7.500% per annum. Interest on the Late New 2026 Bonds will accrue from the last interest payment date on which interest was paid on the 2026 Bonds.

•	Interest on the Late New 2046 Bonds will be payable semi-annually on April 22 and October 22 of each year at the rate of 7.625% per annum. Interest on the Late New 2046 Bonds will accrue from the last interest payment date on which interest was paid on the 2046 Bonds.

•	Interest on the Late New 2028 Bonds will be payable semi-annually on January 6 and July 6 of each year at the rate of 6.625% per annum. Interest on the Late New 2028 Bonds will accrue from the last interest payment date on which interest was paid on the 2028 Bonds.

•	Interest on the Late New 2036 Bonds will be payable semi-annually on January 6 and July 6 of each year at the rate of 7.125% per annum. Interest on the Late New 2036 Bonds will accrue from the last interest payment date on which interest was paid on the 2036 Bonds.

•	Interest on the Late New 2022 Bonds will be payable semi-annually on January 26 and July 26 of each year, at a rate of 5.625% per annum. Interest on the Late New 2022 Bonds will accrue from the last interest payment date on which interest was paid on the 2022 Bonds.

•	Interest on the Late New 2027 Bonds will be payable semi-annually on January 26 and July 26 of each year at a rate of 6.875% per annum. Interest on the Late New 2027 Bonds will accrue from the last interest payment date on which interest was paid on the 2027 Bonds.

•	Interest on New 2117 Bonds will be payable on June 28 and December 28 of each year at a rate of 7.125% per annum. Interest on the New 2117 Bonds will accrue from the last interest payment date on which interest was paid on the 2117 Bonds.

Holders whose tendered Bonds are accepted will be deemed to have waived the right to receive any payment in respect of interest on the Bonds accrued from the most recent interest payment date under such Bonds until the date of the issuance of the New Bonds. Consequently, holders who exchange their Bonds for New Bonds will receive under the respective New Bonds the same interest payment that they would have received under the respective Bonds had they not accepted the offers.

The first interest payment date with respect to (i) the Late New April Bonds will be October 22, 2018, (ii) the Late New July Bonds will be July 6, 2018, (iii) the Late New January Bonds will be July 26, 2018 and (iv) the New 2117 Bonds will be June 28, 2018.

Procedures for Tendering

Bonds can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC. All of the Bonds are issued in the form of global securities that trade in the book-entry systems of DTC, Euroclear and Clearstream, Luxembourg.

If you are a DTC participant and you wish to tender your Bonds in the offers, you must:

1.	transmit your Bonds by book-entry transfer to the account maintained by the agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the agent and that the agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering Bonds. The Republic may enforce this agreement against you.

If you are not a direct participant in DTC and hold your Bonds through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you or the custodian through which you hold your Bonds must submit, in accordance with the procedures of DTC, Euroclear or Clearstream, Luxembourg computerized instructions to DTC, Euroclear or Clearstream, Luxembourg to transfer your Bonds to the agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for any DTC participant or custodian through which you hold your Bonds, Euroclear or Clearstream, Luxembourg, as applicable, to arrange for the timely electronic delivery of your Bonds and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the agent through DTC’s ATOP system. You may not send any Bonds or other documents to the Republic.

If you are a beneficial owner whose Bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Bonds in the offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of Bonds and the Republic’s acceptance of them as part of the offers will constitute an agreement between you and the Republic under which both of you accept the terms and conditions contained in this prospectus supplement and the accompanying prospectus.

Pending cancellation of the Bonds that have been transferred to the agents’ account at the book-entry transfer facility system maintained by DTC, the Bonds will be held for your exclusive benefit and the Republic shall have no interest whatsoever in such Bonds.

The Republic’s interpretation of the terms and conditions of the offers will be final and binding on all parties. Unless the Republic waive them, any defects or irregularities in connection with tenders of Bonds for exchange must be cured within a period of time that the Republic will determine. While the Republic will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of Bonds for exchange, the Republic will not incur any liability for failure to give notification. The Republic will not consider Bonds to have been tendered until any defects or irregularities have been cured or waived.

Validity, Form, Eligibility and Acceptance of Tendered Bonds

All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered Bonds will be determined by the Republic in its sole discretion, which determination will be final and binding. The Republic reserves the absolute right to reject any and all Bonds not properly tendered or any Bonds which, if accepted, would, in the opinion of the Republic or its counsel, be unlawful. The Republic also reserves the absolute right to waive any conditions of the offers or irregularities or defects in tender as to particular Bonds or particular holders of Bonds either before or after the expiration date. The Republic’s interpretation of the terms and conditions of the offers will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Bonds must be cured within such time as the Republic shall determine. None of the Republic, the agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Bonds, nor shall any of them incur any liability for failure to give such notification. Tenders of Bonds will not be deemed to have been made until such irregularities have been cured or waived. Any Bonds received by the agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the agent to the tendering holders of those Bonds as soon as practicable following the expiration date. Any Bonds held in the agents’ account at the book-entry transfer facility system maintained by DTC will be held for the exclusive benefit of the tendering holder and the Republic shall have no interest whatsoever in such Bonds.

In addition, the Republic reserves the right in its sole discretion, subject to the provisions of the Indenture relating to the Bonds and the New Bonds, to:

•	purchase or make offers for any Bonds that remain outstanding subsequent to the expiration date or, terminate the offers, in the case of the offer relating to the 2117 Bonds, in accordance with the terms of the 2117 Registration Rights Agreement; and

•	to the extent permitted by applicable law, purchase Bonds in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the offers.

Withdrawal of Tenders

Unless the Republic has already accepted the Bonds under the offers, each holder may withdraw its tendered Bonds at any time before 5:00 p.m., New York City time, on the scheduled expiration date. The Republic may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before the Republic has accepted the Bonds for exchange and before 5:00 p.m., New York City time, on the expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the Bonds to be withdrawn;

2.	identify the series of Bonds to be withdrawn, including the principal amount of such Bonds; and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the Bonds.

The Republic will determine in its sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. The Republic will consider Bonds that are properly withdrawn as not validly tendered for exchange for purposes of the offers. Any Bonds that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. Any Bonds held in the agents’ account at the book-entry transfer facility system maintained by DTC will be held for the exclusive benefit of the tendering holder and the Republic shall have no interest whatsoever in such Bonds. Each holder may retender any Bonds that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Acceptance of Bonds for Exchange; Delivery of New Bonds

After all of the conditions to the offers have been satisfied or waived, any and all Bonds properly tendered, and not properly withdrawn, will be accepted, promptly after the expiration date, and the New Bonds will be issued promptly after acceptance of the Bonds. For purposes of the offers, Bonds shall be deemed to have been accepted as validly tendered for exchange when and if the Republic has given written notice thereof to the agent.

In all cases, issuance of New Bonds for Bonds that are accepted for exchange pursuant to the offers will be made only after the agent’s timely receipt of:

•	a timely confirmation of a book-entry transfer of Bonds into the agent’s account at DTC;

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”

If any tendered Bonds are not accepted for any reason set forth in the terms and conditions of the offers, the unaccepted or non-exchanged Bonds will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the offers. In the case of Bonds tendered by the book-entry transfer procedures described above, the non-exchanged Bonds will be credited to an account maintained with DTC. Any Bonds held in the agents’ account at the book-entry transfer facility system maintained by DTC will be held for the exclusive benefit of the tendering holder and the Republic shall have no interest whatsoever in such Bonds.

Conditions

Notwithstanding any other term of the offers, under certain circumstances we are not required to accept Bonds for exchange or issue New Bonds in exchange for them. Bonds will not be accepted for exchange, nor will New Bonds be issued in exchange for any Bonds, and the Republic may terminate or amend the offers as provided herein before accepting any Bonds, if:

•	because of any change in applicable law, or interpretations of applicable law, the Republic determines that it is not permitted to effect any of the offers;

•	an action is proceeding or threatened that would materially impair the Republic’s ability to proceed with any of the offers; or

•	not all government approvals that the Republic deems necessary for the consummation of any of the offers have been received.

The Republic has no obligation to, and will not knowingly, permit acceptance of tenders of Bonds:

•	from holders who do not instruct the agent to cause the trustee to simultaneously cancel the tendered Bonds, upon the Republic’s acceptance of the tender;

•	from “affiliates” of the Republic, as that term is defined in Rule 405 under the Securities Act;

•	from any other holder or holders who are not eligible to participate in the offers under applicable law or interpretations by the SEC; or

•	if the New Bonds to be received by any holder or holders of Bonds in the offers will, upon receipt, not be tradable by that holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all the states of the United States.

Agent

The Bank of New York Mellon has been appointed as agent for the offers. Questions and requests for assistance and requests for additional copies of this prospectus supplement or the accompanying prospectus and other related documents should be directed to the agent.

Fees and Expenses

The Republic will bear certain expenses incidental to consummating the offers and complying with the 2117 Registration Rights Agreement. It will not pay any broker-dealer commissions or concessions.

Transfer Taxes

The Republic will pay all transfer taxes incurred by you as a holder tendering your Bonds for exchange under the offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct the trustee to register the New Bonds in someone else’s name; or

•	you request that the agent return untendered or withdrawn Bonds or Bonds not accepted in the offers to someone else.

DESCRIPTION OF THE NEW BONDS

The information contained in this section and in the section “Description of the Securities” in the accompanying prospectus summarizes some of the terms of the New Bonds and the Indenture and it does not contain all of the information that may be important to you as a potential investor in the New Bonds. You should read the information set forth below together with the section “Description of the Securities” in the accompanying prospectus. The Republic urges you to read the Indenture for a complete description of its obligations and your rights as a holder of the New Bonds. Copies of the Indenture are available free of charge at the offices of the trustee and the Luxembourg listing agent.

The New Bonds will be issued pursuant to the Indenture between the Republic and The Bank of New York Mellon, as trustee.

General Terms of the New Bonds

Basic Terms of the New Bonds

The New Bonds will:

•	be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged;

•	rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic (it being understood that this provision will not be construed so as to require the Republic to make payments under any series of the New Bonds ratably with payments being made under any other public external indebtedness);

•	with the exception of the New 2117 Bonds, not be redeemable before maturity at the option of the Republic or repayable at the option of the holder and not be entitled to the benefit of any sinking fund. The Republic may at any time, however, purchase any series of the New Bonds and hold or resell them or surrender them to the trustee for cancellation. The 2117 Bonds will be redeemable before maturity in whole or in part at the option of the Republic upon giving not less than 30 days’ notice, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the New 2117 Bonds to the date of redemption. The Republic may at any time purchase any of the New 2117 Bonds and hold or resell them or surrender them to the trustee for cancellation. See “—2117 Bonds Optional Redemption”;

•	be represented by one or more registered notes in global form;

•	be eligible for settlement in DTC, Euroclear and Clearstream;

•	contain “collective action clauses” under which the Republic may amend certain key terms of each series of New Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of such series of New Bonds; and

•	pay all amounts due in respect of principal or interest in U.S. dollars.

Late New 2019 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$17,009,000;

•	be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on April 22, 2019; and

•	mature on April 22, 2019.

Interest on Late New 2019 Bonds will:

•	accrue at the rate of 6.250% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2019 Bonds;

•	be payable semi-annually in arrears on April 22 and October 22 of each year, beginning on October 22, 2018, to persons in whose names the Late New 2019 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2021 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$30,682,000;

•	be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on April 22, 2021; and

•	mature on April 22, 2021.

Interest on Late New 2021 Bonds will:

•	accrue at the rate of 6.875% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2021 Bonds;

•	be payable semi-annually in arrears on April 22 and October 22 of each year, beginning on October 22, 2018, to persons in whose names the Late New 2021 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2022 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$4,395,000;

•	be issued in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on January 26, 2022; and

•	mature on January 26, 2022.

Interest on Late New 2022 Bonds will:

•	accrue at the rate of 5.625% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2022 Bonds;

•	be payable semi-annually in arrears on January 26 and July 26 of each year, beginning on July 26, 2018, to persons in whose names the Late New 2022 Bonds are registered at the close of business on January 25 and July 25 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2026 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$31,880,000;

•	be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on April 22, 2026; and

•	mature on April 22, 2026.

Interest on Late New 2026 Bonds will:

•	accrue at the rate of 7.500% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2026 Bonds;

•	be payable semi-annually in arrears on April 22 and October 22 of each year, beginning on October 22, 2018, to persons in whose names the Late New 2026 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.

Late New 2027 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$5,444,000;

•	be issued in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on January 26, 2027; and

•	mature on January 26, 2027.

Interest on Late New 2027 Bonds will:

•	accrue at the rate of 6.875% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2027 Bonds;

•	be payable semi-annually in arrears on January 26 and July 26 of each year, beginning on July 26, 2018, to persons in whose names the Late New 2022 Bonds are registered at the close of business on January 25 and July 25 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late New 2046 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$6,094,000;

•	be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on April 22, 2046; and

•	mature on April 22, 2046.

Interest on Late New 2046 Bonds will:

•	accrue at the rate of 7.625% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2046 Bonds;

•	be payable semi-annually in arrears on April 22 and October 22 of each year, beginning on October 22, 2018, to persons in whose names the Late New 2046 Bonds are registered at the close of business on April 7 and October 7 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late The New 2028 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$11,587,000;

•	be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on July 6, 2028;

•	mature on July 6, 2028.

Interest on the Late New 2028 Bonds will:

•	accrue at the rate of 6.625% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2028 Bonds;

•	be payable semi-annually in arrears on January 6 and July 6 of each year, beginning on July 6, 2018, to persons in whose names the Late New 2028 Bonds are registered at the close of business on January 5 and July 5 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

Late The New 2036 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$39,270,000;

•	be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof;

•	pay principal on July 6, 2036;

•	mature on July 6, 2036.

Interest on the Late New 2036 Bonds will:

•	accrue at the rate of 7.125% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2036 Bonds;

•	be payable semi-annually in arrears on January 6 and July 6 of each year, beginning on July 6, 2018, to persons in whose names the Late New 2036 Bonds are registered at the close of business on January 5 and July 5 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

The New 2117 Bonds will:

•	be initially issued in an aggregate principal amount of up to U.S.$2,750,000,000;

•	be issued in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•	be redeemable before maturity in whole or in part at the option of the Republic upon giving not less than 30 days’ notice, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the New 2117 Bonds to the date of redemption. The Republic may at any time purchase any of the New 2117 Bonds and hold or resell them or surrender them to the trustee for cancellation;

•	pay principal on June 28, 2117;

•	mature on June 28, 2117.

Interest on the New 2117 Bonds will:

•	accrue at the rate of 7.125% per annum;

•	accrue from the most recent interest payment date on which interest has been paid on the 2117 Bonds;

•	be payable semi-annually in arrears on June 28 and December 28 of each year, beginning on June 28, 2018, to persons in whose names the New 2117 Bonds are registered at the close of business on June 27 and December 27 of each year, respectively; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months, and in the case of an incomplete month, the number of days elapsed.

2117 Bonds Optional Redemption

The Republic will have the right at its option, upon giving not less than 30 days’ notice, to redeem the New 2117 Bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the New 2117 Bonds to the date of redemption.

The “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the New 2117 Bonds to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (ii) the principal amount of the New 2117 Bonds.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity most comparable to the remaining term of the New 2117 Bonds to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of a comparable maturity to the remaining term of the New 2117 Bonds.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the Republic.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Republic obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means, any of Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Nomura Securities International, Inc., Deutsche Bank Securities Inc. or their affiliates which are primary United States government securities dealers, and their respective successors; provided that if any of the foregoing shall cease to be a primary United States government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Republic will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Republic, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Republic by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such redemption date.

Further Issues

The Republic may from time to time, without the consent of holders, create and issue additional debt securities having the same terms and conditions as any series of the New Bonds in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such New Bonds or (b) in a “qualified reopening” of such New Bonds, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from such New Bonds. Such additional debt securities will be consolidated with and will form a single series with such New Bonds.

Trustee Paying Agents; Transfer Agents; Registrar

The trustee will, as long as any New Bonds remain outstanding maintain a principal trustee paying agent, a transfer agent and a registrar in New York City. The Republic or the trustee, as the case may be, will give prompt notice to all holders of the New Bonds of any future appointment or any resignation or removal of any trustee paying agent, transfer agent or registrar or of any change by any trustee paying agent, transfer agent or registrar in any of its specified offices.

In addition, the trustee will maintain a trustee paying agent in Luxembourg with respect to the Late New April Bonds, Late New July Bonds and Late New January Bonds for so long they are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require.

TAXATION

Argentine Federal Taxation

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a holder of Bonds that intends to accept the offers and a holder of New Bonds who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder”). This summary may also be relevant to you if you are a Non-Resident Holder in connection with the holding and disposition of the New Bonds. The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the New Bonds, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

After the registration of the New Bonds under the Securities Act of 1933, holders of the Bonds will be entitled to substitute the Bonds for New Bonds. This substitution will not constitute a taxable event for Argentine income tax purposes. The receipt of New Bonds will not result in any withholding or other Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder, interest and principal payments on the New Bonds will not be subject to Argentine income or withholding tax.

If you are a Non-Resident Holder and you obtain capital gains resulting from any trade or disposition of New Bonds, you will not be subject to Argentine income or other taxes if you have no connection with the Republic other than as a holder of an interest in the New Bonds.

A Non-Resident Holder will not be subject to Argentine income or withholding tax as explained in the above two paragraphs, provided, however, that such Non-Resident Holder has its residence in a country considered as cooperative in terms of fiscal transparency and that the funds used to purchase the New Bonds come from a country considered as cooperative in terms of fiscal transparency.

If you are a Non-Resident Holder, provided that no bank account opened in an Argentine banking institution is used to receive capital or interest from the New Bonds or the price of the sale of the New Bonds, no Argentine tax (such as tax on debits and credits) would apply on said movement of funds.

If you are an individual or company that is resident or domiciled in Argentina for tax purposes, please note that the aforementioned tax consequences may differ. Please refer to your tax advisors for the specific tax treatment applicable to you.

United States Federal Taxation

The following is a discussion of material U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of a New Bond. You will be a U.S. Holder if you are the beneficial owner of a New Bond and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the New Bonds. You will be a non-U.S. Holder if you are a beneficial owner of a New Bond and you are not a U.S. Holder. This summary is limited to considerations for exchanging holders of Bonds that have held the Bonds, and will hold the New Bonds, as capital assets, and that acquire New Bonds pursuant to the offers. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, partnership and the partners therein, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold New Bonds as a hedge against currency risk or interest rate risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a U.S. Holder whose “functional currency” is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances.

This summary is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this prospectus supplement, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this discussion.

U.S. Holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under general tax rules, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018.

You should consult your tax adviser about the tax consequences of holding New Bonds, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Exchange of Bonds and New Bonds

You will not realize any gain or loss upon the exchange of your Bonds for New Bonds. Your tax basis and holding period in the New Bonds will be the same as your tax basis and holding period in the Bonds.

U.S. Holders

If you are a U.S. Holder, payments or accruals of interest (including any additional amounts) on a New Bond will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting.

When you sell or exchange a New Bond, or if a New Bond that you hold is retired, you generally will recognize gain or loss equal to the difference between (a) the amount you realize on the transaction (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income) and (b) your tax basis in the New Bond. The gain or loss that you recognize on the sale, exchange or retirement of a New Bond generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a New Bond will be long-term capital gain or loss if you have held the New Bond for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. Holder and certain other non-corporate U.S. Holders generally is subject to tax at a lower rate than ordinary income or net short-term capital gain. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

Amortizable Premium. If you purchased a Bond for an amount that was greater than the principal amount of the Bond, you will be considered to have purchased the Bond with amortizable bond premium. With some exceptions, you may elect to amortize this premium (as an offset to interest income) over the remaining term of the New Bond. If you elect to amortize bond premium with respect to a New Bond, you must reduce your tax basis in the New Bond by the amounts of the premium amortized in any year. If you do not elect to amortize such premium, the amount of any premium will be included in your tax basis in the New Bond when the New Bond is disposed of. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by a taxpayer, and such election may be revoked only with the consent of the Internal Revenue Service (the IRS).

Market Discount. If you purchased a Bond at a price that is lower than its remaining redemption amount by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, your New Bond will be considered to have market discount. In such case, gain realized by you on the disposition of the New Bond generally will be treated as ordinary income to the extent of the market discount that accrued on both the Bond and New Bond, treated as a single instrument, while held by you. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the security. In general terms, market discount on a security will be treated as accruing ratably over the term of such security, or, at your election, under a constant-yield method.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis) in lieu of treating a portion of any gain realized on a disposition as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by a taxpayer on or after the first day of the taxable year to which such election applies and is revocable only with the consent of the IRS.

The application of the book/tax conformity rule to Bonds with market discount is uncertain. Under the book/tax conformity rule, an accrual method holder that has made the election to accrue market discount may be required to accrue market discount in a more accelerated manner than described above if the holder does so for financial accounting purposes. It is also possible, although less likely, that accrual method holders that have not made the election described above and that accrue market discount on a current basis on their financial statements may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Non-U.S. Holders

Subject to the discussion below under “Information Reporting and Backup Withholding,” if you are a non-U.S. Holder, payments or accruals of interest in respect of the New Bonds generally will not be subject to U.S. federal income tax.

Further, if you are a non-U.S. Holder, any gain you realize on the sale, exchange or retirement of a New Bond generally will be exempt from U.S. federal income tax, including withholding tax, unless you are an individual and you are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met.

Information Reporting and Backup Withholding

Information returns are required to be filed with the U.S. Internal Revenue Service in connection with New Bond payments made to certain United States persons. You will be a United States person if you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If you are a United States person, you generally will not be subject to backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent or otherwise establish an exemption. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the New Bonds. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a New Bond generally will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Bonds for its own account pursuant to the offers must acknowledge that it will deliver a prospectus in connection with any resale of these New Bonds. This prospectus supplement, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Bonds received in exchange for Bonds where those New Bonds were acquired as a result of market-making activities or other trading activities. The Republic has agreed that, starting on the expiration date and ending 120 days after the expiration date, it will make this prospectus supplement, as amended or supplemented, and the accompanying prospectus available to any broker-dealer for use in connection with any resale of New 2117 Bonds. The Republic also undertakes in the same period to make this prospectus supplement, as amended or supplemented, and the accompanying prospectus available to any broker-dealer for use in connection with any resale of Late New Bonds. In addition, until 40 days after settlement date, all dealers effecting transactions in the New Bonds may be required to deliver a prospectus.

The Republic has not entered into any arrangement or understanding with any person who will receive New Bonds in the offers to distribute such New Bonds following completion of the offers. The Republic is not aware of any person that will participate in the offers with a view to distribute the New Bonds. The Republic will not receive any proceeds from any sale of New Bonds by broker-dealers. New Bonds received by broker-dealers for their own accounts pursuant to the offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Bonds.

Based upon existing interpretations by the SEC’s staff contained in several “no-action” letters to third parties unrelated to us, each person participating in the offers and acquiring New Bonds will only be able to sell or transfer freely the New Bonds if: (i) the New Bonds issued in the offers are being acquired in the ordinary course of business, (ii) is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the New Bonds issued in the offers, and (iii) is not an affiliate of the Republic, as defined under the Securities Act of 1933. If you tender your Bonds in the offers for the purpose of participating in a distribution of New Bonds you cannot rely on these interpretations by the SEC’s staff and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction.

The SEC considers broker-dealers that acquired Bonds directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Bonds if they participate in the offers. Consequently, these broker-dealers cannot use this prospectus supplement and the accompanying prospectus for the offers in connection with a resale of the New Bonds and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a resale of the New Bonds and be identified as an underwriter in the prospectus. These broker-dealers cannot rely on the position of the SEC’s staff set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters.

For a period of 120 days after the expiration date, the Republic will promptly send additional copies of this prospectus supplement, the accompanying prospectus and any amendment or supplement to this prospectus supplement to any broker-dealer that requests these documents in the agent’s message. The Republic has agreed to pay certain expenses incidental to the offers of the Bonds, including fees and expenses incurred in connection with compliance with state securities or blue sky laws, but will not pay any broker-dealer commissions or concessions. The Republic will indemnify the holders of the New 2117 Bonds, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the offers, each broker-dealer that receives New Bonds in the offers agrees that it will stop using this prospectus supplement if it receives notice from the Republic of any event which makes any statement in this prospectus supplement or the accompanying prospectus false in any material respect or which requires any changes in this prospectus supplement or the accompanying prospectus in order to make the statements true.

The Republic is delivering copies of this prospectus supplement and the accompanying prospectus in electronic form through the facilities of DTC. Holders of the Late New Bonds may obtain paper copies of the document by contacting the Luxembourg listing agent at its address specified on the inside back cover of this prospectus supplement. By participating in the offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

DATA DISSEMINATION

Argentina subscribes to the Special Data Dissemination Standard (“SDDS”) of the IMF, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released (the so-called “Advance Release Calendar”). For Argentina, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org. Neither the Government nor any agents acting on behalf of the Government in connection with this prospectus supplement or the accompanying prospectus accepts any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus supplement or the accompanying prospectus.

OFFICIAL STATEMENTS

Information in this prospectus supplement or the accompanying prospectus that is identified as being derived from a publication of, or supplied by, the Republic or one of its agencies or instrumentalities relies on the authority of such publication as an official public document of the Republic. All other information in this prospectus supplement or the accompanying prospectus, other than that which is included under the caption “Plan of Distribution,” is included as a public official statement made on the authority of Luis Andrés Caputo, Minister of Finance.

VALIDITY OF THE SECURITIES

The validity of the Bonds will be passed upon for the Republic by the Legal Secretary of the Ministry of Finance of Argentina and by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Republic.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP will rely upon the opinion of the Legal Secretary of the Ministry of Finance of Argentina. As to all matters of United States law, the Legal Secretary of the Ministry of Finance of Argentina will rely upon the opinion of Cleary Gottlieb Steen & Hamilton LLP.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Argentina in the United States is Daniel Martin, Financial Representative of Argentina, whose address is Office of the Financial Representative of Argentina, 1800 K Street, N.W., Suite 1122, Washington, D.C. 20006.

GENERAL INFORMATION

Authorization

The Republic has authorized the offers and the creation and issue of the New Bonds pursuant to Debt Authorization Law No. 27, 249, Law No. 27,198, Law No. 27,341, Decree No. 1,344/2007, as amended, Decree No. 594/2016, Decree No. 29/2017, Resolution No. 146/2016 of the Ministry of Treasury and Public Finance, Joint Resolution No. 32/2016 and No. 122/2016 of the Secretary of Finance and the Secretary of the Treasury, respectively, Resolution No. 5-E/2017 of the Ministry of Finance, Resolution No. 97-E/2017 of the Ministry of Finance and Resolution No. 118/2018 of the Ministry of Finance.

Where You Can Find More Information

The Republic has filed a registration statement for the New Bonds with the SEC under the U.S. Securities Act. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If the Republic has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The Republic is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. The Republic may file annual reports on Form 18-K with the SEC on a voluntary basis. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus supplement and the accompanying prospectus relate. When filed, these exhibits will be incorporated by reference into such registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. or over the Internet at www.sec.gov.

SEC Public Reference Room

100 F Street, N.E.|

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.

The information in this prospectus supplement is accurate as of the date on the cover page. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.

PROSPECTUS

The Republic of Argentina

Debt Securities

and/or

Warrants to Purchase Debt Securities

The Republic of Argentina (the “Republic”) may from time to time offer and sell its securities, including its debt securities, in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. The Republic may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities having an aggregate principal amount of up to U.S.$12,500,000,000 (or the equivalent in other currencies). The securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the securities ratably with payments being made under any other public external indebtedness of the Republic.

The trust indenture under which the debt securities will be issued contains provisions commonly known as “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to April 22, 2016, the Republic may amend the payment provisions of any series of debt securities issued under the Indenture (as defined below) and other reserved matters listed in the Indenture with the consent of less than all of the holders of the debt securities. See “Description of the Securities—Meetings, Amendments and Waivers—Collective Action.”.

The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities the Republic may offer under the “shelf” registration statement it has filed with the SEC. Each time the Republic sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to the Republic’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about the Republic’s beliefs and expectations. These statements are based on the Republic’s current plans, estimates and projections. Therefore, undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. The Republic undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	adverse domestic factors, such as:

•	increases in inflation;

•	increases in domestic interest rates; and

•	exchange rate volatility, any of which could lead to lower economic growth or a decrease in the Republic’s international reserves;

•	adverse external factors, such as:

•	declines in foreign investment, which could deprive the Argentine economy of capital needed for economic growth;

•	changes in international prices (including commodity prices) and high international interest rates, either of which could increase the Republic’s current account deficit and budgetary expenditures; and

•	recession or low economic growth in the Republic’s trading partners or the worldwide economy, which could decrease exports from the Republic and the country’s international competitiveness, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	other adverse factors, such as:

•	climatic events;

•	international or domestic hostilities and political uncertainty; and

•	new judgments and awards against the Republic in ongoing litigation and arbitration proceedings in several jurisdictions.

DATA DISSEMINATION

Argentina subscribes to the Special Data Dissemination Standard (“SDDS”) of the IMF, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released (the so-called “Advance Release Calendar”). For Argentina, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org. Neither the Republic nor any agents acting on behalf of the Republic in connection with the offer and sale of securities as contemplated in this prospectus accepts any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

PRESERVATION OF DEFENSES

Nothing in this prospectus, or in any communication from the Republic relating to any offering or otherwise, constitutes an acknowledgment or admission of the existence of any claim or any liability of the Republic to pay that claim or an acknowledgment that any ability to bring proceedings in any jurisdiction in respect of such claim or any limitation period relating thereto has been revived or reinstated, or an express or implied promise to pay any such claim (or part thereof). Whether or not a claim exists, the Republic may in its sole discretion and only if written notice to that effect is received from a duly authorized officer of the Republic, attribute a value to such claim for purposes of the Republic’s Settlement Proposal (as defined in the 2016 Annual Report (as defined below)) or for any other purpose. All defenses available to the Republic relating to any applicable statute of limitations or otherwise are expressly preserved for all purposes. This prospectus may not be relied upon as evidence of the Republic’s agreement that a claim exists, or of the Republic’s willingness, ability or obligation to pay any claim. Any attribution of any value to any claim for purposes of the Republic’s Settlement Proposal or for any other purpose will not be considered an acknowledgment of the existence or validity of that claim and any consideration given by or on behalf of the Republic to the proponent of that claim will be consideration only for the agreement by the proponent of that claim to cease all actions or proceedings in respect of that claim and to irrevocably assign and transfer to the Republic all rights, if any, with respect to such claim and to undertake to complete any and all formalities or requirements necessary to ensure that if such claim existed neither the proponent nor any successor or assignee of the proponent (other than the Republic) is able to evidence or allege such claim to remain in existence or to be a liability of the Republic.

ENFORCEMENT OF CIVIL LIABILITIES

The Republic is a sovereign state. Consequently, it may be difficult for investors or a trustee to obtain, or realize in the United States or elsewhere upon, judgments against the Republic. In addition, as described below, pursuant to Argentine law, many assets of the Republic are entitled to immunity from attachment or foreclosure, including all funds dedicated to the payment of expenditures approved as part of the national budget.

To the fullest extent permitted by applicable law, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, City of New York, and the courts of the Republic and, in each case, any appellate court thereof (each, a “Specified Court”) in any suit, action or proceeding arising out of or relating to the debt securities or the Republic’s failure or alleged failure to perform any obligations under the debt securities against it or its properties, assets or revenues (a “Related Proceeding”), subject to its Reserved Right (as defined below). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum (except for any Related Proceedings relating to the securities laws of the United States or any state thereof).

Subject to its Reserved Right, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any Related Proceeding (the “Related Judgment”), to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “FSIA”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i)	any reserves of the Banco Central de la República Argentina (the Central Bank of Argentina, or the “Central Bank”);

(ii)	any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic;

(iii)	any property located in or outside the territory of the Republic that provides an essential public service;

(iv)	any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014);

(v)	any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic;

(vi)	any property used by a diplomatic, governmental or consular mission of the Republic;

(vii)	taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges;

(viii)	any property of a military character or under the control of a military authority or defense agency of the Republic;

(ix)	property forming part of the cultural heritage of the Republic; or

(x)	property entitled to immunity under any applicable sovereign immunity laws.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the debt securities and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the debt securities. The Republic reserves the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws and the appointment of an authorized agent does not extend to such actions or any state securities laws (the “Reserved Right”).

A judgment obtained against the Republic in a foreign court may be enforced in the courts of Argentina. Based on existing law, the courts of Argentina will enforce such a judgment in accordance with the terms and conditions of the treaties entered into between Argentina and the country in which the judgment was issued. In the event there are no such treaties, the courts of Argentina will enforce the judgment if it:

•	complies with all formalities required for the enforceability thereof under the laws of the country in which it was issued;

•	has been translated into Spanish, together with all related documents, and it satisfies the authentication requirements of the laws of Argentina;

•	was issued by a competent court, according to Argentine principles of international law, as a consequence of a personal action (action in personam) or a real action (action in rem) over a movable property if it has been moved to Argentina during or after the time the trial was held before a foreign court;

•	was issued after serving due notice and giving an opportunity to the defendant to present its case;

•	is not subject to further appeal;

•	is not against Argentine public policy; and

•	is not incompatible with another judgment previously or simultaneously issued by an Argentine Court.

In a March 2014 decision, the Supreme Court of Argentina held that the enforcement of a foreign judgment granted to a holder of Untendered Debt (as defined below) for payment of all amounts due thereunder did not satisfy one of the requirements set forth in the Code of Civil and Commercial Procedure of the Republic (i.e., that a foreign judgment cannot contravene Argentine law principles of public policy). This ruling was based on the fact that enforcement as requested by the plaintiff would imply that such plaintiff, through an individual action filed before a foreign court, could circumvent the public debt restructuring process set forth by the Government through emergency legislation enacted in accordance with the Argentine Constitution after the debt securities subject to the foreign judgment were issued. In addition, the Supreme Court of Argentina held that such norms were part of Argentine public policy and, therefore, that the enforcement of a foreign judgment, as the one sought by the plaintiff, could not be granted as it would be clearly contrary to such legislation.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Republic will use the net proceeds from the sale of securities for the general purposes of the Government, including the refinancing, repurchase or retirement of its domestic and external indebtedness. The Republic may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that the Republic may offer. Each time the Republic offers securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

The Republic will issue the debt securities under an Indenture dated April 22, 2016 (as amended from time to time, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee. The Republic has filed the Indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the Indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the Indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•	if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow the Republic to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which the Republic will make payments;

•	the authorized denominations;

•	a description of any index the Republic will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the Indenture.

The Republic may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

The Republic may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The Republic may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. The Republic will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

The Republic is not required to issue all of its debt securities under the Indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the Indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of debt securities ratably with payments being made under any other public external indebtedness.

For this purpose:

•	“public external indebtedness” means any external indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or any successor law or regulation of similar effect).

•	“external indebtedness” means obligations for borrowed money or evidenced by securities, debentures, notes or other similar instruments payable by their terms, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that (i) no domestic foreign currency indebtedness, as defined below, and (ii) no other indebtedness governed by the laws of the Republic and originally settled in Argentina shall constitute external indebtedness.

•

“domestic foreign currency indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness, in each case as amended from time to time: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Bonos de la Tesorería a 5 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (f) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (g) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (h) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (i) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (j) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (k) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (m) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and

Finance No. 230/2006 and 64/2006, (p) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007, (q) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 424/2011 and 132/2011 and (r) any other indebtedness issued on or prior to April 22, 2016 governed by the laws of the Republic; (ii) any indebtedness issued on or prior to April 22, 2016 in exchange, or as replacement, for the indebtedness referred to in (i) above, in each case as amended from time to time; and (iii) any other indebtedness having the same terms and conditions as any of the indebtedness referred to in (i) and (ii) above in all respects except for issue date, issue price and the first interest payment thereon.

Payment of Principal and Interest

The trustee will make payments to the registered holders of the debt securities.

While the debt securities are held in global form, holders of beneficial interests in the debt securities will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the trustee shall have any responsibility or liability for any aspect of the records of, or payments made by, the relevant clearing system or its nominee or direct participants, or any failure on the part of the relevant clearing system or its direct participants in making payments to holders of the debt securities from the funds they receive.

For purposes of this section, “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in The City of New York or in the City of Buenos Aires (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the debt securities is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the debt securities will accrue as a result of the delay in payment.

If any money that the Republic pays to the trustee or to any paying agent appointed by the trustee at the expense of the Republic (a “trustee paying agent”) to make payments on any debt securities is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any trustee paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “—Prescription” below.

Section 765 of the Argentine Civil and Commercial Code allows the debtor to discharge an obligation denominated in foreign currency by delivering to the creditor its equivalent in Argentine Pesos. In recent decisions, Argentine courts have ruled that Section 765 is non-mandatory and applies as a default rule in the absence of an agreement to the contrary among the parties to an agreement. The debt securities will provide that Section 765 of the Argentine Civil and Commercial Code is not applicable to the payment of amounts due on the debt securities.

If the Republic at any time defaults in the payment of any principal of, or interest on, the debt securities, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such debt securities.

Additional Amounts

The Republic will make all principal, premium (if any) and interest payments on the debt securities free and clear of and without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, imposed, levied, collected, withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount of principal, premium (if any) and interest they would have received without this withholding or deduction.

The Republic will not, however, pay any additional amounts with respect to any debt securities in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•	the holder or beneficial owner of a debt security is liable for taxes in respect of the debt securities because such holder, beneficial owner or Person has some connection with the Republic other than merely holding the debt securities or the receipt of principal, premium or interest in respect of the debt securities or the enforcement of rights with respect to the debt securities;

•	the failure of a holder or beneficial owner of a debt security to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (i) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (ii) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•	the debt securities are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the debt securities would have been entitled to additional amounts on presenting the debt securities for payment on the last day of that 30-day period.

“Relevant Date” in respect of any debt securities means the date on which payment in respect of the debt securities first becomes due or (if the trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders by the Republic in the manner described in “Notices” below that such moneys have been received and are available for payment.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities or any other document or instrument referred to therein. The Republic will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them that arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in connection with the enforcement of the obligations of the Republic under the debt securities or any other document or instrument referred to therein following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal or interest on the debt securities will include additional amounts payable by the Republic in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, the Republic will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of the Republic or repayable before maturity at the option of the holder. Nevertheless, the Republic may at any time repurchase the debt securities at any price in the open market or otherwise. The Republic may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

The Republic has agreed that, except as set forth below, as long as debt securities of any series remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) in its revenues or assets to secure its public external indebtedness, unless the debt securities are secured equally and ratably or have the benefit of a security, guarantee, indemnity or other arrangement approved by the holders in accordance with “—Meetings, Amendments and Waivers—Collective Action” below.

Nevertheless, the Republic may permit to subsist:

1.	any security interest upon property to secure public external indebtedness if that public external indebtedness was incurred to finance the acquisition of that property by the Republic; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

2.	any security interest on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities);

3.	any security existing on that property at the time of its acquisition to secure public external indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

4.	any security interest created in connection with the transactions contemplated by the Republic’s 1992 financing plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 financing plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 financing plan (the “1992 par and discount bonds”) and any security interest securing indebtedness outstanding on the issue date of the relevant series of debt securities to the extent required to be equally and ratably secured with the 1992 par and discount bonds;

5.	any security interest in existence on the issue date of the relevant series of debt securities;

6.	any security interest securing public external indebtedness issued upon surrender or cancellation of any of the 1992 par and discount bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the public external indebtedness on a basis comparable to the 1992 par and discount bonds;

7.	any security interest on any of the 1992 par and discount bonds; and

8.	any security interest securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of that public external indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the public external indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

Events of Default

Each of the following is an event of default under any series of debt securities:

1.	Non Payment. The Republic fails to pay any principal of or interest on debt securities of such series when due and payable and such failure continues for 30 days;

2.	Breach of Other Obligations. The Republic fails to perform or comply with any other obligation under such series of debt securities or the Indenture and such failure cannot be remedied or is not remedied within 90 days after the Republic receives written notice of request to remedy such failure from the trustee;

3.	Cross Default. Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of the Republic’s performing public external indebtedness (as defined below) having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more, or the Republic fails to pay performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more when and as the same shall become due and payable and that failure continues past the applicable grace period, if any;

4.	Moratorium. A declaration by the Republic of a moratorium on the payment of principal of, or interest on, its performing public external indebtedness and such moratorium does not expressly exclude such series of debt securities; or

5.	Validity. The Republic contests the validity of such series of debt securities.

If any of the above events of default occurs and is continuing with respect to debt securities of any series, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of such series to be due and payable immediately by giving written notice to the Republic with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of the Republic, unless the Republic has remedied the event or events of default prior to receiving the notice.

Holders of debt securities of any series representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•	following the declaration that the principal of the debt securities of that series has become due and payable immediately, the Republic deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and expenses of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured remedied or waived.

In the case of an event of default specified in (2) and (5) above, the principal and accrued interest on the debt securities of any series may only be declared due and payable immediately if such event is materially prejudicial to the interests of the holders of the debt securities of that series.

In the event of a declaration of acceleration because of an event of default described in (3) above, the declaration of acceleration will be automatically rescinded and annulled if the Republic has remedied or cured the event of default or if the holders of the relevant indebtedness rescind the declaration of acceleration within 60 days after the event.

Only performing public external indebtedness is considered for purposes of the events of default specified in (3) and (4) above. For this purpose, “performing public external indebtedness” means any public external indebtedness issued after June 2, 2005.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee; and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments and Waivers—Collective Action

The Republic may call a meeting of holders of debt securities of any series at any time. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the trustee will call a meeting of holders of debt securities of any series if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to the Republic or the trustee (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. The Republic will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the Republic.

The holders of a series of debt securities may generally approve any proposal by the Republic to modify or take action with respect to the Indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the Indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by the Republic that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the Indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the Indenture);

•	change the currency or place of payment of any amount payable;

•	modify the Republic’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•	authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•	where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•	where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the indenture dated as of June 2, 2005 between the Republic of Argentina, as issuer, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee, as amended by the first supplemental indenture dated as of April 30, 2010 (the “2005 indenture”) (2005 and 2010 debt securities) are outstanding, if the Republic certifies to the trustee and to the trustee under the 2005 indenture that a cross-series modification is being sought simultaneously with a “2005 indenture reserve matter modification”, the 2005 and 2010 debt securities affected by such 2005 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the Indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2005 and 2010 debt securities affected by the 2005 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2005 and 2010 debt securities be counted for purposes of the voting thresholds specified in the Indenture for the applicable cross-series modification as though those 2005 and 2010 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2005 and 2010 debt securities, shall be governed exclusively by the terms and conditions of those 2005 and 2010 debt securities and by the 2005 indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2005 and 2010 debt securities pursuant to the amendment and modification provisions of such 2005 and 2010 debt securities.

The Republic may select, in its discretion, any modification method for a reserve matter modification in accordance with the Indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2005 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2005 and 2010 debt securities, pursuant to the 2005 indenture.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, the Republic will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•	a description of the Republic’s economic and financial circumstances that are in the Republic’s opinion, relevant to the request for the proposed modification, a description of the Republic’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•	if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of the Republic’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities has approved any amendment, modification or change to, or waiver of, debt securities or the Indenture, or whether the required percentage of holders of debt securities of any series has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by the Republic or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality, except that (x) debt securities held by the Republic or any public sector instrumentality of the Republic or by a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Republic, a public sector instrumentality or a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the Republic, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

The Republic and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the Indenture (as it refers to such series) or such debt securities for the purpose of:

•	adding to the Republic’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of the Republic’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the Indenture;

•	amending the debt securities of that series or the Indenture in any manner that the Republic and the trustee may determine, including amending the denomination of the debt securities, and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting a manifest error of a formal, minor or technical nature.

Further Issues of Debt Securities

The Republic may from time to time, without the consent of holders of the debt securities of series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such debt securities or (b) in a “qualified reopening” of such debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from such debt securities. Such additional debt securities will be consolidated with and will form a single series with such debt securities.

Warrants

If the Republic issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, the Republic will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

The Republic may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between the Republic and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions the Republic may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and do not constitute indebtedness of the Republic.

Global Securities

DTC, Euroclear Bank S.A./N.V., or Euroclear, and Clearstream, Luxembourg, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The warrants or debt securities will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. The Republic refers to the intangible debt securities represented by a global security as “book-entry” securities.

The Republic will deposit any global security it issues with a clearing system or its nominee. The global security will be registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold securities in this manner, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of the Republic and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a debt security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•	you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective; and

•	none of the Republic, the trustee, any trustee paying agent, any registrar or any agent of the Republic or the trustee shall have any responsibility or obligation to any beneficial owner in a global security, or participant or other person with respect to the accuracy of the records of the relevant clearing system or its nominee or common depositary, with respect to any ownership interest in the securities or with respect to the delivery to any participant, beneficial owner or other person of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such securities. All notices and communications to be given to the holders and all payments to be made to holders under the securities and the Indenture will be given or made only to or upon the order of the registered holders (which shall be the relevant clearing system or its nominee or common depositary in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the relevant clearing system or its nominee or common depositary subject to the applicable procedures. The Republic, the trustee, any trustee paying agent, any registrar and any agent of the Republic or the trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the relevant clearing system or its nominee or common depositary with respect to its members, participants and any beneficial owners. The Republic, the trustee, any trustee paying agent, any registrar and any agent of the Republic or the trustee shall be entitled to deal with the relevant clearing system or its nominee or common depositary, that is the registered holder of any global security for all purposes relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of the Republic, the trustee, any trustee paying agent, any registrar or any agent of the Republic or the trustee shall have any responsibility or liability for any acts or omissions of the relevant clearing system or its nominee or common depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the relevant clearing system or its nominee or common depositary and any participant or between or among the relevant clearing system or its nominee or common depositary, any such participant and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

The Clearing Systems

The following description reflects the Republic’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and the Republic takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

The Republic will issue securities in certificated registered form only if:

•	the depositary notifies the Republic that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and the Republic does not appoint a successor depositary or clearing agency within 90 days;

•	The Republic decides it no longer wishes to have all or part of the securities represented by global security; or

•	the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to the Republic and to the trustee an indemnity under which it will agree to pay the Republic, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. The Republic and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If the Republic issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the Indenture in The City of New York, or at the office of any trustee paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

The Republic will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. The Republic may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The Indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions.

Trustee Paying Agents; Transfer Agents; Registrar

The trustee will, as long as any debt securities remain outstanding, maintain a principal trustee paying agent, a transfer agent and a registrar in The City of New York. The Republic or the trustee, as the case may be, will give prompt notice to all holders of the debt securities of any future appointment or any resignation or removal of any trustee paying agent, transfer agent or registrar or of any change by any trustee paying agent, transfer agent or registrar in any of its specified offices.

In addition, the trustee will maintain a trustee paying agent in Luxembourg with respect to securities listed on the Luxembourg Stock Exchange, for so long they are listed and the rules of the Luxembourg Stock Exchange so require.

Notices

The Republic or the trustee, as the case may be, will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. The Republic will consider any mailed notice to have been given five business days after it has been sent. The Republic will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

The Republic will also publish notices to the holders in (a) a leading newspaper having general circulation in Buenos Aires, The City of New York and London (which is expected to be La Nación or Ámbito Financiero, The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

Prescription

Claims against the Republic for the payment of principal, interest, if any, or other amounts due on the debt securities will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the debt securities, in each case from the date on which such payment first became due, or a shorter period if provided by Argentine law.

Governing Law

The debt securities will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York unless otherwise specified in any series of debt securities, except with respect to the authorization and execution of the securities and the Indenture by and on behalf of Argentina, which shall be governed by and construed in accordance with the laws of Argentina.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The debt securities and the Indenture provide that, subject to certain exceptions described below, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, the City of New York and the courts of Argentina and, in each case, any appellate court thereof (each, a “specified court”) in any suit, action or proceeding arising out of or relating to the securities or Argentina’s failure or alleged failure to perform any obligations under the securities against it or its properties, assets or revenues (a “related proceeding”). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to in any related proceeding brought in a specified court whether on the grounds of venue, residence or domicile or on the ground that such related proceeding has been brought in an inconvenient forum (except for any related proceeding relating to the securities laws of the United States or any state thereof).

Subject to certain limitations described below, the Republic will appoint Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, to act as its authorized agent (the “authorized agent”) upon whom process may be served in any related proceeding, or any action or proceeding to enforce or execute any related judgment brought against the Republic in a specified court. This appointment will be irrevocable with respect to any series of debt securities until all amounts in respect of the principal of and interest due on such debt securities has been provided to the trustee in accordance with the terms of the Indenture, except that, if for any reason, such authorized agent ceases to be able to act as authorized agent or to have an address in the Borough of Manhattan, The City of New York, the Republic will appoint another person to serve as authorized agent.

Subject to certain limitations described below, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any specified court is located, in which any related proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any specified court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any related proceeding (a “related judgment”), to any immunity from suit, from the jurisdiction of any such court, from set off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the FSIA (and consents to the giving of any relief or the issue of any process in connection with any related proceeding or related judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i)	any reserves of the Central Bank;

(ii)	any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic;

(iii)	any property located in or outside the territory of the Republic that provides an essential public service;

(iv)	any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014);

(v)	any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic;

(vi)	any property used by a diplomatic, governmental or consular mission of the Republic;

(vii)	taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges;

(viii)	any property of a military character or under the control of a military authority or defense agency of the Republic;

(ix)	property forming part of the cultural heritage of the Republic; or

(x)	property entitled to immunity under any applicable sovereign immunity laws.

The waiver of sovereign immunity described above will constitute only a limited and specific waiver for the purpose of the debt securities and the Indenture and under no circumstances shall it be interpreted as a general waiver of immunity by the Republic or a waiver of immunity with respect to proceedings unrelated to the debt securities or the Indenture.

The Republic, however, will reserve the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an authorized agent does not extend to such actions.

Currency Indemnity

The Republic’s obligation to any holder under the debt securities of any series that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, the Republic agrees to pay the difference. The holder, however, agrees to reimburse the Republic for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If the Republic is in default of its obligations under such debt securities, however, the holder will not be obligated to reimburse the Republic for any excess.

TAXATION

Argentine Federal Taxation

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a holder of debt securities who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder”). This summary may also be relevant to you if you are a Non-Resident Holder in connection with the holding and disposition of the debt securities. The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the debt securities, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If you (i) purchase debt securities pursuant to this offering, and (ii) are a Non-Resident Holder, the receipt of debt securities will not result in any withholding or other Argentine taxes. Provided that all acts and contracts necessary for the purchase of the debt securities are executed outside Argentina by Non-resident Holders, the purchase of debt securities pursuant to this offering will not be subject to any stamp or other similar Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder, interest and principal payments on the debt securities will not be subject to Argentine income or withholding tax. If you are a Non-Resident Holder and you obtain capital gains resulting from any trade or disposition of debt securities, you will not be subject to Argentine income or other taxes if you have no connection with the Republic other than as a holder of an interest in the debt securities.

If you are a Non-Resident Holder, provided that no bank account opened in an Argentine banking institution is used to receive capital or interest from the debt securities or the price of the sale of the debt securities, no Argentine tax (such as tax on debits and credits) would apply on said movement of funds.

If you are an individual or company that is resident in Argentina for tax purposes, please note that the aforementioned tax consequences may differ. Please refer to your tax advisors for the specific tax treatment applicable to you.

Please refer to the prospectus supplement relating to the debt securities or warrants you are investing in for a description of aspects of Argentine federal taxation specifically applicable to such investment.

United States Federal Taxation

The following is a discussion of material U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of a debt security. You will be a U.S. Holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You will be a non-U.S. Holder if you are a beneficial owner of a debt security and you are not a U.S. Holder. This discussion deals only with holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or interest rate risk or as a position in a “straddle” or conversion transaction, a partnership and the partners therein, tax-exempt organization, a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year or a person whose

“functional currency” is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement.

This summary is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this prospectus, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this discussion. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

U.S. Holders

If you are a U.S. Holder, payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security and additional amounts, if any, but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”) and you use the cash method of accounting, the amount of interest income realized will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. If you use the accrual method of accounting for tax purposes, you will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within your taxable year), or, at your election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date you acquired the debt security and the first Interest Payment Date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Original Issue Discount. If the Republic issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a debt security other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If you hold an Original Issue Discount Debt Security, you generally will be subject to special tax accounting rules for obligations issued with OID. You should be aware that, as described in greater detail below, you generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, if you are the holder of an Original Issue Discount Debt Security, regardless of whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that you own the debt security. The daily portions of OID on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. If you are the initial holder, the amount of OID on an Original Issue Discount Debt Security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by you in respect of an Original Issue Discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in your income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by the U.S. Holder for the debt security) under the constant-yield method described above. If you purchase debt securities at a premium or bearing market discount, you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the relevant currency using the constant-yield method described above, and (b) translating the amount of the relevant currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within your taxable year) or, at your election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, if you hold an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. All payments on an Original Issue Discount Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt

Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you are a subsequent U.S. Holder of an Original Issue Discount Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or you are an initial U.S. Holder that purchases an Original Issue Discount Debt Security at a price other than the debt security’s issue price, you also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire the Original Issue Discount Debt Security at a price greater than its adjusted issue price, you are required to reduce your periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating Rate Debt Securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a Floating Rate Debt Security qualifying as a “variable rate debt instrument” is an Original Issue Discount Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a Floating Rate Debt Security is based on more than one interest index. If a Floating Rate Debt Security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. Holders of any such debt securities will be provided in the applicable Pricing Supplement.

Certain debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable Pricing Supplement. Debt securities containing such features, in particular Original Issue Discount Debt Securities, may be subject to special rules that differ from the general rules discussed above. If you purchase debt securities with such features, you should carefully examine the applicable Pricing Supplement and should consult your own tax advisor with respect to the debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the debt securities.

If a debt security provides for a scheduled Accrual Period that is longer than one year (for example, as a result of a long initial period on a debt security with interest is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. Holder, you will be required to accrue stated interest on the debt security under the rules for OID described above, and you will be required to accrue OID that would otherwise fall under the de minimis threshold regardless of your method of accounting for tax purposes.

Purchase, Sale and Retirement of debt securities. Your tax basis in a debt security generally will equal the cost of the debt security to you, increased by any amounts includible in your income as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security. In the case of a Foreign Currency Debt Security, the cost of such debt security to you will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash basis U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a relevant currency will be determined in the manner described under “Original Issue Discount” and “Premium and Market Discount” above. The conversion of U.S. dollars to a relevant currency and the immediate use of the relevant currency to purchase a Foreign Currency Debt Security generally will not result in taxable gain or loss for you.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between (a) the amount you realize on the transaction (less any accrued qualified stated interest, which will be taxable as such) (b) and your tax basis in the debt security. If you receive a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the relevant currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash basis U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to you if you are an accrual basis U.S. Holder in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

The gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. Except as discussed below with respect to market discount, Short-Term Debt Securities (as defined below) and foreign currency gain or loss, the gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. Holder and certain other non-corporate U.S. Holders generally is subject to tax at a lower rate than ordinary income or net short-term capital gain. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

Gain or loss recognized by you on the sale, exchange or retirement of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Premium and Market Discount. If you purchase the debt security at a cost greater than its remaining redemption amount, you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Debt Security, you should calculate the amortization of the premium in the relevant currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or you dispose of the debt security. Therefore, if you do not elect to amortize such premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase the debt security at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Debt Security, a price that is lower than its adjusted issue price, by at least

0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount.” In such case, gain realized by you on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held the debt security. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a Foreign Currency Debt Security in the relevant currency. The amount includible your income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by you on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Debt Securities”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Debt Security as qualified stated interest. Thus, all Short-Term Debt Securities will be Original Issue Discount Debt Securities. OID will be treated as accruing on a Short-Term Debt Security ratably, or at your election, under a constant yield method.

Second, if you are a U.S. Holder of a Short-Term Debt Security that uses the cash method of tax accounting and are not a bank, securities dealer, regulated investment company or common trust fund, and do not identify the Short-Term Debt Security as part of a hedging transaction, you will generally not be required to include OID in income on a current basis. If you are such a U.S. Holder, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period you held the debt security. Notwithstanding the foregoing, if you are a cash-basis U.S. Holder of a Short-Term Debt Security, you may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If you elect to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and certain cash-basis U.S. Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a Short-Term Debt Security in income on a current basis. Alternatively, a U.S. Holder of a Short-Term Debt Security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Debt Security’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Debt Security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at your election, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Debt Security.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. Holders of any Contingent Debt Obligations will be provided in the applicable Pricing Supplement.

Foreign Currency Debt Securities and Reportable Transactions. A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. You may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if you are an individual or trust, or higher amounts for other U.S. Holders. In the event the acquisition, ownership or disposition of a Foreign Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, you will be required to disclose your investment to the IRS, currently on Form 8886. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.

Non-U.S. Holders

Subject to the discussion below under “Information Reporting and Backup Withholding,” if you are a non-U.S. Holder, payments or accruals of interest in respect of the debt securities generally will not be subject to U.S. federal income tax.

Further, if you are a non-U.S. Holder, any gain you realize on the sale, exchange or retirement of a debt security generally will be exempt from U.S. federal income tax, including withholding tax.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of USD 50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. You should consult your own tax advisors concerning the application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Information Reporting and Backup Withholding

Information returns are required to be filed with the U.S. Internal Revenue Service in connection with payments on the debt securities made to certain United States persons. You will be a United States person if you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If you are a United States person, you generally will not be subject to backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent or otherwise establish an exemption. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.

If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a debt security generally will be allowed as a refund or a credit against the holder’s federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

The Republic will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to the Republic from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

The Republic may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from the Republic for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for the Republic in the ordinary course of business.

Method of Sale

The Republic may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If the Republic uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Republic may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

The Republic may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions the Republic may pay those agents.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, the Republic may offer the securities to holders of other securities issued or guaranteed by the Republic as consideration for the Republic’s purchase or exchange of the other securities. The Republic may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

The Republic will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, the Republic cannot offer, sell or deliver such securities within the United States or to U.S. persons. When the Republic offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus that is identified as being derived from a publication of, or supplied by, the Republic or one of its agencies or instrumentalities relies on the authority of such publication as an official public document of the Republic. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that the Republic has filed with the SEC (of which this prospectus is a part) other than that which is included under the caption “Plan of Distribution,” is included as a public official statement made on the authority of Mr. Luis Andrés Caputo, Minister of Finance.

VALIDITY OF THE SECURITIES

Except as may otherwise be indicated in any prospectus supplement or pricing supplement, the validity of the securities will be passed upon on behalf of the Republic by the Legal Undersecretary of the Ministry of Finance of Argentina as to all matters of Argentine law, and Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, as to all matters of U.S. law.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to the Republic named in the applicable prospectus supplement, may rely on the opinion of the Legal Undersecretary of the Ministry of Finance of Argentina, and as to all matters of U.S. law, the Legal Undersecretary of the Ministry of Finance of Argentina may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to the Republic named in the applicable prospectus supplement. Certain legal matters will be passed upon for the underwriters as to U.S. law and Argentine law by counsel to the underwriters named in the applicable prospectus supplement from time to time.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Argentina in the United States is Daniel Martin, Financial Representative of Argentina, whose address is Office of the Financial Representative of Argentina, 1800 K Street, N.W., Suite 924, Washington, D.C. 20006.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that the Republic has filed with the SEC. This prospectus does not contain all of the information provided in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If the Republic has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document

The Republic is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. The Republic has filed annual reports on Form 18-K with the SEC on a voluntary basis. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.

SEC Public Reference Room

100 F Street, N.E.|

Washington, D.C. 20549

Any filings that the Republic makes electronically are available to the public over the Internet at the SEC’s website (www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2016 filed with the SEC on June 19, 2017 (File No. 033-70734) (the “2016 Annual Report”);

•	the Republic’s amendments on Form 18-K/A filed after the 2016 Annual Report and prior to the termination of the offering of the debt securities and/or warrants; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

ISSUER

The Republic of Argentina

Ministerio de Finanzas

Hipólito Yrigoyen 250

1310 City of Buenos Aires

Argentina

Procuración del Tesoro de la Nación

Posadas 1641

1112 City of Buenos Aires

Argentina

TRUSTEE, PRINCIPAL TRUSTEE PAYING AGENT, TRANSFER AGENT AND REGISTRAR

The Bank of New York Mellon

Attention: Corporate Trust

101 Barclay Street, 7th Floor East

New York, NY 10286

United States of America

SUBSTITUTION AGENT

The Bank of New York Mellon

Attention: Corporate Trust

101 Barclay Street, 7th Floor East

New York, NY 10286

United States of America

LUXEMBOURG LISTING AGENT, TRUSTEE PAYING AGENT AND TRANSFER AGENT FOR THE

NEW LATE BONDS

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building—Polaris—2-4 rue Eugène Ruppert

L-2453 Luxembourg

LEGAL ADVISORS

To the Republic

As to U.S. federal and New York law: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 United States of America	As to Argentine law: Procuración del Tesoro de la Nación Posadas 1641 1112 City of Buenos Aires Argentina
Legal Undersecretary of the Ministry of Finance of Argentina Hipólito Yrigoyen 250 1086 City of Buenos Aires Argentina